                                                                     EXHIBIT 4.2


--------------------------------------------------------------------------------


                                  $190,000,000
                         SENIOR SECURED CREDIT AGREEMENT


                              AMENDED AND RESTATED
                             as of December 8, 1999

                                      among

                        UNITED STATES MARINE REPAIR, INC.
                                   As Borrower



                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                       AND

                        CREDIT LYONNAIS NEW YORK BRANCH,
       as an Issuing Bank, the Swingline Bank and the Administrative Agent



--------------------------------------------------------------------------------



                      CITIBANK USA as Syndication Agent and
                     LEHMAN BROTHERS as Documentation Agent

                                TABLE OF CONTENTS


SECTION 1. DEFINITIONS...................................................................................................   1
           1.1       Defined Terms.......................................................................................   1
           1.2       Other Definitional Provisions.......................................................................  22

SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.....................................................................  22
           2.1       Term Loans..........................................................................................  22
           2.2       Procedure for Term Loan Borrowing...................................................................  22
           2.3       Repayment of Tranche A Term Loans...................................................................  23
           2.4       Repayment of Tranche B Term Loans...................................................................  23
           2.5       Evidence of Term Loan Debt..........................................................................  24
           2.6       Use of Proceeds of Term Loans.......................................................................  25

SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS AND SWINGLINE LOANS..........................................  25
           3.1       Revolving Credit Commitments........................................................................  25
           3.2       Procedure for Revolving Credit Borrowing............................................................  25
           3.3       Repayment of Revolving Credit Loans; Evidence of Debt...............................................  26
           3.4       Swingline Loans.....................................................................................  27
           3.5       Commitment Fee......................................................................................  28
           3.6       Termination or Reduction of Revolving Credit Commitments............................................  28
           3.7       Use of Proceeds of Revolving Credit Loans...........................................................  29
           3.8       Agency Fee..........................................................................................  29

SECTION 4. LETTERS OF CREDIT.............................................................................................  29
           4.1       Issuance............................................................................................  29
           4.2       Participation by Revolving Credit Lenders...........................................................  29
           4.3       Drawings............................................................................................  29
           4.4       Obligations Absolute................................................................................  30
           4.5       Other Lenders.......................................................................................  31
           4.6       Indemnification.....................................................................................  31
           4.7       Liability of the Issuing Bank.......................................................................  32
           4.8       Letter of Credit Fee................................................................................  32

SECTION 5. GENERAL PROVISIONS APPLICABLE TO COMMITMENTS AND LOANS........................................................  33
           5.1       Prepayments.........................................................................................  33
           5.2       Conversion and Continuation Options.................................................................  35
           5.3       Minimum Amounts of Tranches.........................................................................  36
           5.4       Interest Rates and Payment Dates....................................................................  36
           5.5       Computation of Interest and Fees....................................................................  37
           5.6       Inability to Determine Interest Rate................................................................  37
           5.7       Pro Rata Treatment and Payments.....................................................................  38
           5.8       Illegality..........................................................................................  39
           5.9       Requirements of Law.................................................................................  40
           5.10      Taxes...............................................................................................  41
           5.11      Break Funding Payments..............................................................................  43

           5.12      Change of Lending Office............................................................................  44
           5.13      Increased Payments by Borrower......................................................................  44

SECTION 6. REPRESENTATIONS AND WARRANTIES................................................................................  44
           6.1       Corporate Existence; Compliance with Law............................................................  44
           6.2       Corporate Power, Authorization; Enforceable Obligations.............................................  44
           6.3       No Legal Bar........................................................................................  45
           6.4       No Material Litigation..............................................................................  45
           6.5       Financial Condition.................................................................................  46
           6.6       No Material Adverse Change..........................................................................  46
           6.7       No Default..........................................................................................  46
           6.8       Ownership of Property; Liens........................................................................  47
           6.9       Conduct of Business.................................................................................  47
           6.10      Intellectual Property...............................................................................  47
           6.11      Taxes...............................................................................................  47
           6.12      Federal Regulations.................................................................................  47
           6.13      ERISA...............................................................................................  47
           6.14      Investment Company Act; Other Regulations...........................................................  48
           6.15      Subsidiaries........................................................................................  48
           6.16      Environmental Matters...............................................................................  48
           6.17      Regulation H........................................................................................  50
           6.18      Security Documents..................................................................................  50
           6.19      Accuracy of Information.............................................................................  50
           6.20      Insurance...........................................................................................  50
           6.21      Solvency............................................................................................  51
           6.22      Labor Relations.....................................................................................  51
           6.23      Indebtedness........................................................................................  51
           6.24      Year 2000 Compliance................................................................................  51

SECTION 7. CONDITIONS PRECEDENT..........................................................................................  52
           7.1       Conditions to Initial Loans.........................................................................  52
           7.2       Conditions to Each Loan.............................................................................  55

SECTION 8. AFFIRMATIVE COVENANTS.........................................................................................  56
           8.1       Financial Statements................................................................................  56
           8.2       Certificates; Other Information.....................................................................  57
           8.3       Payment of Taxes and Other Obligations..............................................................  59
           8.4       Conduct of Business and Maintenance of Existence....................................................  59
           8.5       Maintenance of Records..............................................................................  60
           8.6       Maintenance of Property; Insurance..................................................................  60
           8.7       Inspection of Property, Books and Records; Discussions..............................................  60
           8.8       Notices.............................................................................................  60
           8.9       Environmental Law...................................................................................  61
           8.10      Maintenance of Liens of the Security Documents......................................................  62
           8.11      Pledge of After Acquired Property...................................................................  62
           8.12      Pledge During Event of Default......................................................................  63
           8.13      Collateral Account..................................................................................  64

           8.14      Interest Rate Protection............................................................................  64

SECTION 9. NEGATIVE COVENANTS............................................................................................  64
           9.1       Financial Condition Covenants.......................................................................  64
           9.2       Limitation on Indebtedness..........................................................................  68
           9.3       Limitation on Liens.................................................................................  69
           9.4       Limitation on Guarantee Obligations.................................................................  71
           9.5       Limitation on Fundamental Changes...................................................................  71
           9.6       Limitation on Sale of Assets........................................................................  72
           9.7       Restricted Payments.................................................................................  73
           9.8       Limitation on Capital Expenditures..................................................................  73
           9.9       Limitation on Investments, Loans and Advances.......................................................  73
           9.10      Limitation on Optional Payments and Modifications of Debt Instruments and Capital Stock.............  74
           9.11      Limitation on Transactions with Affiliates..........................................................  74
           9.12      Limitation on Negative Pledge Clauses...............................................................  74
           9.13      Limitation on Lines of Business.....................................................................  74
           9.14      Limitation on Issuance of Capital Stock by Subsidiaries.............................................  74
           9.15      Limitation on Transfers to Exempted Subsidiaries....................................................  74

SECTION 10. EVENTS OF DEFAULT............................................................................................  75

SECTION 11. THE ADMINISTRATIVE AGENT.....................................................................................  77
           11.1      Appointment.........................................................................................  77
           11.2      Delegation of Duties................................................................................  78
           11.3      Exculpatory Provisions..............................................................................  78
           11.4      Reliance by Administrative Agent....................................................................  78
           11.5      Notice of Default...................................................................................  79
           11.6      Non-Reliance on Administrative Agent and Other Lenders..............................................  79
           11.7      Indemnification.....................................................................................  79
           11.8      Administrative Agent in Its Individual Capacity.....................................................  80
           11.9      Successor Administrative Agent......................................................................  80

SECTION 12. MISCELLANEOUS................................................................................................  80
           12.1      Amendments and Waivers..............................................................................  80
           12.2      Notices.............................................................................................  82
           12.3      No Waiver; Cumulative Remedies......................................................................  82
           12.4      Survival of Representations and Warranties..........................................................  83
           12.5      Payment of Expenses and Taxes.......................................................................  83
           12.6      Successors and Assigns; Participations and Assignments..............................................  84
           12.7      Adjustments; Set-off................................................................................  86
           12.8      Counterparts........................................................................................  86
           12.9      Severability........................................................................................  86
           12.10     Integration.........................................................................................  87
           12.11     GOVERNING LAW.......................................................................................  87
           12.12     Submission To Jurisdiction; Waivers.................................................................  87
           12.13     Acknowledgments.....................................................................................  88

           12.14     WAIVERS OF JURY TRIAL...............................................................................  88
           12.15     Interest Rate Limitation............................................................................  88
           12.16     Confidentiality.....................................................................................  88

SCHEDULES:

   Schedule I          Lenders, Notice Addresses, Commitments, Commitment
                       Percentages
   Schedule II         Closing Date Mortgaged Property
   Schedule III        Leasehold Mortgages
   Schedule 6.2        Leasehold Mortgage Consents
   Schedule 6.4        Litigation
   Schedule 6.5(b)(1)  Obligations
   Schedule 6.5(b)(2)  Sales or Transfers
   Schedule 6.6        Excluded Businesses
   Schedule 6.8        Exceptions to Title
   Schedule 6.15       Subsidiaries
   Schedule 6.16       Environmental Matters
   Schedule 6.18       Filing Offices
   Schedule 6.20       Insurance
   Schedule 6.22       Labor Relations
   Schedule 6.23       Indebtedness to Remain Outstanding
   Schedule 6.24       Year 2000 Compliance
   Schedule 7.1(i)     Recapitalization Corporate and Capital Structure
   Schedule 7.1(o)     Title Insurance Policies

   EXHIBITS:

   Exhibit A           Form of Amended and Restated Borrower Security Agreement
   Exhibit B           Form of Amended and Restated Borrower Pledge Agreement
   Exhibit C-1         Form of Leasehold Mortgage (Deed of Trust)
   Exhibit C-2         Form of Leasehold Mortgage (Assignment)
   Exhibit D-1         Form of Mortgage/Deed of Trust (California)
   Exhibit D-2         Form of Mortgage/Deed of Trust (Virginia)
   Exhibit E           Form of Amended and Restated Subsidiary Guarantee
   Exhibit F           Form of Amended and Restated Subsidiary Security
                       Agreement
   Exhibit G           Form of Amended and Restated Subsidiary Pledge Agreement
   Exhibit H-1         Form of Tranche A Term Note
   Exhibit H-2         Form of Tranche B Term Note
   Exhibit I           Form of Revolving Credit Note
   Exhibit J           Form of Letter of Credit Request
   Exhibit K           Form of Landlord Waiver
   Exhibit L           Form of Closing Financial Certificate
   Exhibit M           Form of Opinion of Counsel to Borrower
   Exhibit N           Form of Compliance Certificate
   Exhibit O           Form of Assignment and Acceptance
   Exhibit P           Form of Swingline Note

         SENIOR SECURED CREDIT AGREEMENT, dated as of November 25, 1997 as amended and restated as of December 8, 1999, among UNITED STATES MARINE REPAIR, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"), each of the Subsidiary Guarantors (as defined herein), CREDIT LYONNAIS NEW YORK BRANCH, as an Issuing Bank with respect to the Letters of Credit and as the Swingline Bank ("CLNY") and CREDIT LYONNAIS NEW YORK BRANCH, as the Administrative Agent for the Lenders, the Issuing Bank and the Swingline Bank hereunder.

         The parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Account": has the meaning given to that term in Section 9-106 of the Uniform Commercial Code of the State of New York.

                  "Account Debtor" the party who is obligated on an Account.

                  "Affiliate": as to any Person, any other Person (other than, in the case of the Borrower, a wholly-owned Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Administrative Agent": Credit Lyonnais New York Branch, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents or its successor appointed pursuant to subsection 11.9.

                  "Agreement" this Senior Secured Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": (a) for all Loans other than Tranche B Term Loans, the Applicable Margin will be determined according to the applicable level ("Level") as indicated by the following grid (except that for the first six months from the Closing Date, Levels I through V will not apply), with such Level to be determined based on the Leverage Ratio of the Company.

                       Level  Leverage Ratio                                  Base Rate Margin    Eurodollar Margin
                       -----  --------------                                  ----------------    -----------------
                       I      Less Than 2.00                                        0.75%               2.00%
                       II     Greater Than or Equal To 2.00 Less Than 2.50          1.00%               2.25%
                       III    Greater Than or Equal To 2.50 Less Than 3.00          1.25%               2.50%
                       IV     Greater Than or Equal To 3.00 Less Than 3.50          1.50%               2.75%
                       V      Greater Than or Equal To 3.50 Less Than 4.00          1.75%               3.00%
                       VI     Greater Than or Equal To 4.00                         2.00%               3.25%

                  (b) for Tranche B Term Loans, the Applicable Margin (i) for Eurodollar Loans will be 4.00% and (ii) for Base Rate Loans will be 2.75%.

                  "Asset Sale": as defined in clause (a) of the definition of Covered Sale.

                  "Assignee": as defined in subsection 12.6(c).

                  "Available Excess Cash Flow": as defined in subsection 5.1(b).

                  "Available Revolving Credit Commitment": with respect to each Revolving Credit Lender at any time, an amount not to exceed the Unused Revolving Credit Commitment of such Revolving Credit Lender at such time.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Credit Lyonnais New York Branch as its prime rate in effect at its principal office in New York City (the Prime Rate is not intended to be the lowest rate of interest charged by Credit Lyonnais in connection with extensions of credit to debtors); and "Federal Funds Rate" shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Fund Rate.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Board of Governors": the Board of Governors of the Federal Reserve System or any successor to the functions and powers thereof.

                  "Borrower": as defined in the preamble hereto.

                  "Borrower Pledge Agreement": the Amended and Restated Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Pro Forma Financial Statement": as defined in subsection 6.5(a).

                  "Borrower Security Agreement": the Amended and Restated Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Security Documents": the collective reference to the Borrower Security Agreement and the Borrower Pledge Agreement.

                  "Borrowing Date": any Business Day specified in or in a notice pursuant to subsection 2.2, 3.2, 3.4 or 4.1 as a date on which the Borrower requests the Lenders or the Swingline Lender to make Loans hereunder or the Issuing Bank to issue a Letter of Credit hereunder.

                  "Business": as defined in subsection 6.16.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, however, that, when used in connection with (i) a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in the London interbank market and (ii) a Swingline Loan, the term "Business Day" shall also exclude any day on which banks are not open in Charlotte, North Carolina.

                  "Capital Expenditures": with respect to any Person for any period, all expenditures of such Person in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with (i) a Permitted Acquisition, (ii) replacement or restoration of property to the extent financed with insurance proceeds and (iii) normal replacement and maintenance programs properly charged to current operations) that are paid or due and payable in cash during such period and are required to be capitalized as additions to property, plant and equipment in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than 180 days from the date of acquisition of any Lender or of any domestic commercial bank the long-term debt of which is rated at the date of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group or A2 or the equivalent thereof by Moody's Investors

         Service, Inc. and having capital and surplus in excess of $500,000,000,
         (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
         (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at the date of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 180 days after the date of acquisition and (v) money market mutual funds which invest in any of the types of securities described in clauses (i),
         (ii), (iii) and (iv).

                  "Cash Interest Expense": for any period, with respect to any Person, all of the following on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP: (a) total interest expense, whether paid or accrued (without duplication) including the interest component of capital lease obligations, including, without limitation, net costs under Interest Rate Agreements, but excluding amortization of discount, interest paid in property other than cash, any other interest expense not payable in cash, bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, and unused commitment fees, minus (b) any net payments received during such period under Interest Rate Agreements and interest on the Claims Escrow Note.

                  "Casualty Loss": with respect to any asset owned or used by the Borrower or any of its Subsidiaries (other than any Exempted Subsidiaries): (a) any damage to or loss or destruction of such asset; or (b) any actual condemnation or taking, by exercise of the power of eminent domain or otherwise.

                  "CERCLA": the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601, et seq.

                  "Change of Control": shall occur if (a) prior to an initial public offering by the Borrower (other than a public offering pursuant to a registration statement on Form S-8), the Equity Investors shall fail to beneficially own, in the aggregate, at least 51% of the outstanding Capital Stock of the Borrower, (b) after an initial public offering by the Borrower, any person or group other than the Equity Investors becomes the beneficial owner of 35% or more of outstanding capital stock of the Borrower, or (c) any person or group other than the Equity Investors acquires voting power, whether by beneficial ownership of capital stock, pursuant to an agreement or understanding or otherwise, sufficient to elect a majority of the board of directors of the Borrower.

                  "Claims Escrow": the escrow pursuant to which the Borrower will pay the Claims Escrow Note from proceeds of the Loans.

                  "Claims Escrow Note": the promissory note, dated November 25, 1997, of the Borrower in the principal amount of $12.5 million.

                  "Closing Date": the date (which may be no later than December 31,1999) on which the initial Loans under this Agreement are made.

                  "Closing Date Debt": the existing Indebtedness of the Borrower outstanding under the Prior Agreement immediately prior to the Closing Date.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, whether now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COLIs": those life insurance policies owned by Norshipco and listed on Schedule 1.1.

                  "Commitment": with respect to any Lender, the collective reference to such Lender's Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, and/or Revolving Credit Commitment; collectively, as to all the Lenders, the "Commitments".

                  "Commitment Percentage": as to any Lender at any time, the percentage which (i) the sum of (a) such Lender's then unused Commitments plus (b) such Lender's Loans then outstanding (assuming, in the case of each Revolving Credit Lender, that such Lender has made a Loan in an amount equal to its Pro Rata Share of the Letters of Credit Outstanding) then constitutes of (ii) the sum of (x) the aggregate outstanding then unused Commitments of all the Lenders plus (y) the aggregate principal amount of Loans of all the Lenders then outstanding (assuming, in the case of the Revolving Credit Lenders, that such Lenders have made Loans in an aggregate principal amount equal to the Letter of Credit Outstanding).

                  "Commonly Controlled Entity" : an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Consolidated Current Assets": with respect to any Person at any date of determination, all assets which would, in accordance with GAAP, be classified on a consolidated balance sheet of such Person and its Subsidiaries as current assets at such date of determination.

                  "Consolidated Current Liabilities": with respect to any Person at any date of determination, all liabilities which would, in accordance with GAAP, be classified on a consolidated balance sheet of such Person and its Subsidiaries as current liabilities at such date of determination.

                  "Consolidated Lease Expense": with respect to any Person for any period, the aggregate amount of any payments made or accrued by such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases other than Financing Leases.

                  "Consolidated Working Capital": with respect to any Person at any date of determination, Consolidated Current Assets (exclusive of cash and Cash Equivalents) of such Person at such date of determination minus Consolidated Current Liabilities (excluding short term debt and the current portion of any long term debt) of such Person at such date of determination.

                  "Covered Sale": as to the Borrower or any of its Subsidiaries, subject to the provisions of Section 9, any (a) sale or other disposition (including any sale and leaseback of assets, and any mortgage or lease of real property) (other than a Permitted Asset Sale) subsequent to the Closing Date of any property of the Borrower or any of its Subsidiaries (other than any Exempted Subsidiaries) (an "Asset Sale") or (b) issuance of equity or debt securities of the Borrower or any of its Subsidiaries (other than any Exempted Subsidiaries) subsequent to the Closing Date (other than (i) issuances of its own equity securities by the Borrower to the Equity Investors, (ii) issuances of equity securities by any Subsidiary of the Borrower to the Borrower, (iii) issuances of debt securities by any Subsidiary of the Borrower in favor of the Borrower and (iv) increases in the aggregate amount of Indebtedness that may be incurred under this Agreement).

                  "Debt Service": with respect to any Person for any period, the sum of (a) Cash Interest Expense of such Person for such period plus
         (b) scheduled principal payments of Total Debt of such Person for such period (whether or not such payments are made), but excluding scheduled principal payments on the Claims Escrow Note.

                  "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Documentation Agent": Lehman Brothers.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "EBITDA": with respect to any Person for any period, the sum, determined for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP, of: (a) the consolidated Net Income of such Person and its Subsidiaries for such period plus, (b) to the extent deducted in computing such consolidated Net Income, the sum of (i) federal, state, local and foreign income tax expense, (ii) interest expense, (iii) depreciation and amortization expense and other non-cash charges, (iv) extraordinary losses, (v) any loss on the sale of assets,
         (vi) any non-cash compensation related to stock options or other equity compensation or payment arrangements, (vii) fees and expenses associated with the Recapitalization not to exceed $5,000,000, (viii) any net loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, or from any prior period adjustments, (ix) post-closing expenses of up to $200,000, and
         (x) bonuses paid to management included in the Special Distribution and Bonus; and (c) minus, to the extent added in computing such consolidated Net Income, (i) any interest income, (ii) any extraordinary gains, (iii) any gain on the sale of assets, and (iv) any net gain during such period from any change in accounting, from any discontinued operations or the disposition thereof, or from any prior period adjustments; provided, that the EBITDA for the last three calendar quarters of 1999 shall be $11,853,000 (June 30); $8,434,000
         (September 30); and actual EBITDA plus $475,000 (December 31), respectively. Notwithstanding the foregoing, EBITDA for any four fiscal quarter period during which the Borrower or any of its Subsidiaries completes a Permitted Acquisition shall be calculated by giving pro forma effect to such Permitted Acquisition as of the first day of such four fiscal quarter period.

                  "Environmental Claims": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Materials of Environmental Concern, (c) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law and (d) any alleged injury or threat of injury to health, safety or the environment due to the presence of Materials of Environmental Concern.

                  "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern or protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equity Investors": TC Group L.L.C., a Delaware limited liability company doing business under the name The Carlyle Group, its Affiliates and its co-investors where The Carlyle Group serves in an advisory capacity, and employees of the Borrower and any of its Subsidiaries and other equity investors in the Borrower as of the Closing Date.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate (using the offered rate which appears on Telerate page 3750) at which Credit Lyonnais New York Branch offered to banks in the New York interbank eurodollar market at or about 11:00 A.M.,

         New York time, two Business Days prior to the beginning of such Interest Period for deposits in eurodollars in immediately available funds on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Breakage Costs": with respect to a prepayment, conversion, declaration, revocation of notice or failure to prepay a Eurodollar Loan after delivery of notice of prepayment, an amount in United States dollars sufficient to compensate one or more Lenders for any costs and losses incurred by such Lenders as a result of such prepayment, conversion, declaration or revocation of notice in respect of funds obtained for the purpose of making or maintaining such Lenders' Eurodollar Loans, or any part thereof. Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not borrowed or converted, for the period from the date of such payment or prepayment or conversion or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow) in each case at the Eurodollar Base Rate applicable for such Loan provided for herein over (ii) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market at the Eurodollar Base Rate determined as of the date of such payment or prepayment or conversion or failure to borrow.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                -------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both has been satisfied.

                  "Excess Cash Flow": with respect to any Person for any period
         (a) consolidated Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP (including, in the case of Norshipco, any cash amounts flowing to Norshipco as a result of liquidation or cancellation of the COLIs or any borrowing against such amounts), plus (b) to the extent deducted in computing such consolidated Net Income, the sum of (i) depreciation and amortization expense, including amortization of deferred financing costs and discount, (ii) deferred taxes or, if negative, minus such amount, (iii) extraordinary losses, and (iv) any loss on the sale of assets and (v) with respect to Norshipco, any deferred compensation expense, plus (c) an amount equal to any decrease in Consolidated Working Capital during such period, minus (d) to the extent included in computing such consolidated Net Income (i) any extraordinary gains, and (ii) any gain on the sale of assets and (iii) with respect to Norshipco, any deferred compensation payments minus (e) an amount equal to any increase in Consolidated Working Capital during such period, minus (f) Capital Expenditures for such period, scheduled or required principal payments on the Term Loans for such period, required principal payments on the Revolving Loan for such period, cash paid for Permitted Acquisitions, cash distributions and bonuses paid during such period to the extent permitted under this Agreement, restricted payments permitted in accordance with Section 9.7 and cash Investments permitted in accordance with Section 9.9 (other than Section 9.9(b) and (c)), minus (g) any increase in the cash surrender value of the COLIs, minus (h) payments for workers' compensation and pensions not included in computing consolidated Net Income and minus (i) any proceeds of the Claims Escrow or any earnings thereon; provided that in no event shall Excess Cash Flow include the Net Proceeds of any Covered Sale, Qualifying Insurance and Other Proceeds, or Pension Plan Reversion Proceeds.

                  "Excluded Businesses": as listed on Schedule 6.6.

                  "Exempted Subsidiaries": Marepcon Financial Corporation, Marepcon Corporation International, Flagship Group Ltd., South Hampton Roads Equipment Rental Co., L.P., Capital Air Services, Inc. and their respective Subsidiaries.

                  "FDIC": the Federal Deposit Insurance Corporation or any successor to the functions and powers thereof.

                  "Fee Letter": that certain letter dated November 9, 1999 between the Borrower and Credit Lyonnais New York Branch, as the same may be amended by written agreement duly executed by each of the parties thereto, pursuant to which the Borrower has agreed to pay certain fees to Credit Lyonnais New York Branch.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "GAAP" generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 8.1(a).

                  In the event that any Accounting Change occurs and such change results in a change of the method of calculation of financial covenants, standards or terms in this Agreement, the provisions of this Agreement shall be adjusted, as agreed to by all parties, to reflect such Accounting Change so that the criteria set forth in this Agreement for evaluating the financial condition of the Loan Parties shall be the same after such Accounting Change as if such Accounting Change had not been made. For purposes of this Agreement, "Accounting Change" means a change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and changes in accounting principles concurred with and implemented by the Borrower's certified public accountants.

                  "Governmental Authority": any foreign, federal, state or other court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "preliminary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds
         (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
         (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) any funds escrowed in payment or defeasance of the Claims Escrow Note,
         (ii) unsecured current liabilities not the result of the borrowing of money or the leasing of property under a Financing Lease and accounts payable and expense accruals incurred or assumed in the ordinary course of business for current purposes and not represented by a note or other evidence of indebtedness and payable in accordance with customary practices and (iii) contingent earn-outs so long as the amount thereof is not required to be included on the face of the balance sheet (rather than the notes thereto) in accordance with GAAP), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument (other than obligations with respect to undrawn Letters of Credit), (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than Obligations with respect to undrawn Letters of Credit), (e) all liabilities secured by any Lien (other than Permitted Liens) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (provided, however, that the amount thereof shall be deemed to be the lesser of the amount of such indebtedness and the fair market value of such property or the maximum liability of such Person, as applicable) and (f) all Interest Rate Agreements (valued based on such Person's net payment obligation); provided that Indebtedness shall not include any indebtedness or obligation included in the Excluded Businesses, or to the extent of cash surrender value of the COLIs, incurred against the security of the COLIs and provided, further, that letters of credit issued, performance bonds and similar instruments by persons other than the Issuing Bank shall not constitute Indebtedness to the extent that the issuance of such letter of credit is supported by a Letter of Credit issued under this Agreement.

                  "Ingleside Property": that certain real property, specifically described in Schedule III(b) hereto, currently leased by SWM from the Braswell Services Group, Inc., together with all improvements, fixtures and related personal property thereon.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each calendar quarter to occur while such Loan is outstanding, and, in the case of Term Loans, on each scheduled payment date of principal thereof, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan: (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrow by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that would otherwise extend
                  (A) in the case of Revolving Credit Loans which are Eurodollar Loans, beyond the Tranche A and

                  Revolver Termination Date or (B) in the case of Term Loans which are Eurodollar Loans, beyond the date final payment is due on such Term Loans, shall end on the Tranche A and Revolver Termination Date or such date of final payment, as the case may be; and

                           (iii) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap or other interest rate hedge arrangement, including any such agreement or arrangement with respect to foreign exchange or any foreign currency, selected by the Borrower with a counterparty acceptable to the Administrative Agent, to or under which the Borrower is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "Issuing Bank": Credit Lyonnais New York Branch and, upon the request of Borrower with the consent of the Administrative Agent, any other Lender.

                  "L/C Rate": as defined in Section 4.8.

                  "Landlord Waivers": a waiver in substantially the form of Exhibit K.

                  "Leasehold Encumbrance": one or more instruments (in the form of deed of trust, mortgage, assignment of interest for security or similar document) creating a security interest in favor of the Administrative Agent, for the ratable benefit of the Lenders, in the Borrower's or any Subsidiary's interest in leased real property, all improvements, fixtures and other related personal property there located, including improvements, fixtures and other property owned by the lessee.

                  "Leasehold Mortgage": each mortgage or assignment for security (or, in each case, each amendment and restatement thereof) with respect to a leasehold to be executed and delivered by a Subsidiary, substantially in the form of Exhibit C-1 or C-2, respectively and covering the leased property listed on Schedule III for which the Administrative Agent requests a mortgage or assignment for security with respect to a leasehold as indicated on such Schedule, subject to the receipt of all required consents, including landlord waivers, and any leases of real property acquired by the Borrower or any Subsidiary of the Borrower pursuant to any subsequent acquisition for which the Administrative Agent requests a mortgage or assignment for security with respect to a leasehold in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Lenders": as defined in the first paragraph of this Agreement. When used with reference to the Security Documents and the Collateral, the term "Lender" includes the Issuing Bank.

                  "Letter of Credit": a standby letter of credit issued by, and subject to terms and conditions acceptable to, the Issuing Bank on behalf of the Borrower pursuant to Section 4, which letter of credit shall have an expiration date no later than 5 Business Days prior to the Tranche A and Revolver Termination Date.

                  "Letter of Credit Request": as defined in subsection 4.1.

                  "Letters of Credit Outstanding": any time, the sum of (a) the aggregate stated amount of all outstanding Letters of Credit plus (b) the aggregate amount of all drawings made under any Letter of Credit for which the Issuing Bank has not received reimbursement from the Borrower by means of a borrowing of Revolving Credit Loans pursuant to
         Section 3 or otherwise from the Borrower.

                  "Level": as defined in the definition of "Applicable Margin".

                  "Leverage Ratio": as of any date of determination, the ratio of Net Debt of the Borrower and its consolidated Subsidiaries as of the last day of the most recent fiscal quarter of the Borrower prior to such date with respect to which the Borrower has delivered to the Administrative Agent financial statements of the Borrower and its consolidated Subsidiaries in conformity with the requirements of subsection 8.1, to EBITDA of the Borrower and its consolidated Subsidiaries for the most recent four fiscal quarters of the Borrower prior to such date.

                  "Lien": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in addition, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan": any Revolving Credit Loan or Term Loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, each amendment thereto, the Notes, the Letters of Credit, the Letter of Credit Requests (including the related reimbursement agreements), the Subsidiary Guarantees and the Security Documents.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, assets, liabilities, properties, performance or condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the enforceability of this Agreement, any Note or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Bank or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, lead-based paint, radiation, radioactive materials and electromagnetic fields.

                  "Mortgage": each modification to Mortgage or Deed of Trust or amendment thereto to be executed and delivered by the Borrower or a Subsidiary, substantially in the form of Exhibit D-1 or Exhibit D-2, as applicable, and each other mortgage or deed of trust (other than a Leasehold Mortgage) to be executed and delivered by a Subsidiary in such other form as shall be reasonably satisfactory to Administrative Agent (with respect to Mortgaged Property located in any other state or foreign country), and covering the interests in real property listed on
         Schedule II for which the, Administrative Agent requests a Mortgage as indicated on such Schedule and any ownership interests in real property acquired by the Borrower or any Subsidiary (other than any Exempted Subsidiary) of the Borrower pursuant to any subsequent acquisition for which the Administrative Agent requests a Mortgage, in each case as the same may be amended, supplemented or otherwise modified from time to time. "Mortgaged Properties": all of the interests in real estate in which Liens are purported to be granted to the Administrative Agent pursuant to the Mortgages.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Net Debt": Total Debt less cash and Cash Equivalents reflected on the balance sheet of the Borrower and its consolidated Subsidiaries as of a given date, provided that, for purposes of this definition, indebtedness pursuant to the Claims Escrow Note and other "seller paper" permitted pursuant to Section 9.2(e) hereof or any obligation (whether or not contingent) under or in connection with the Claims Escrow, shall in all cases not be considered part of Total Debt.

                  "Net Income": for any Person for any period means the net income of such Person determined in accordance with GAAP.

                  "Net Proceeds": (a) 100% of the cash proceeds of any Covered Sale by the Borrower or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Covered Sale net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof; (b)100% of Qualifying Insurance and Other Proceeds; and
         (c) 100% of all Pension Plan Reversion Proceeds.

                  "Non-Excluded Taxes": as defined in subsection 5.10(a).

                  "Norshipco": Norfolk Shipbuilding and Drydock Corporation.

                  "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

                  "Other Taxes": as defined in subsection 5.10(a).

                  "Participant": as defined in subsection 12.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Pension Plan Reversion Proceeds": the amount of the cash and the fair market value of any and all other property received (directly or indirectly) by the Borrower or any Commonly Controlled Entity after the Closing Date from any stock bonus, pension or profit-sharing plan (or trust thereunder) which was treated by the Borrower or such Commonly Controlled Entity as a plan qualified under Code Section 401(a) which shall not have been applied by the Borrower or such Commonly Controlled Entity to payment of tax, if any, imposed under Code Section 4980(a) with respect to the receipt of such cash or other property.

                  "Permitted Acquisition": an acquisition permitted under subsection 9.5(c).

                  "Permitted Asset Sale": a sale permitted by any of subsections 9.5(b), 9.6(a), 9.6(b), 9.6(d), 9.6(e), 9.6(i) and 9.6(j).

                  "Permitted Liens": as defined in subsection 9.3.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements": collectively, the Borrower Pledge Agreement and the Subsidiary Pledge Agreements.

                  "Prior Agreement": this Senior Secured Credit Agreement dated as of November 25, 1997, as amended, prior to the Effective Date of this Agreement.

                  "Pro Rata Share of Letters of Credit Outstanding": with respect to any Revolving Credit Lender at any time, that percentage of the Letters of Credit Outstanding at such time which is equal to the Revolving Credit Commitment Percentage of such Revolving Credit Lender at such time.

                  "Pro Rata Share of Swingline Loans Outstanding": with respect to any Revolving Credit Lender at any time, that percentage of the Swingline Loans outstanding at such time which is equal to the Revolving Credit Commitment Percentage of such Revolving Credit Lender at such time.

                  "Qualifying Insurance and Other Proceeds": any insurance proceeds payable to the Borrower or any of its Subsidiaries after the Closing Date on account of a Casualty Loss (other than proceeds of business interruption or similar insurance or any proceeds used to pay any third party claims or any fees or expenses incurred in connection with the casualty loss or related claims against an insurer) which shall not have been applied by the Borrower or such Subsidiary to the payment of the cost of repair or replacement of the property subject to such Casualty Loss within six months after the date such insurance proceeds are actually received by the Borrower or such Subsidiary.

                  "Recapitalization": means the transactions contemplated by this Agreement as amended and restated, including without limitation the Special Distribution and Bonus, management bonuses, the repayment of Closing Date Debt and the payment of related fees and expenses not to exceed $5,000,000.

                  "Register": as defined in subsection 12.6(d).

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Pension Benefit Guaranty Corporation regulations issued under Title IV of ERISA.

                  "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate in excess of 50%.

                  "Required Revolving Credit Lenders": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate in excess of 50%.

                  "Required Tranche A Lenders": at any time, Tranche A Lenders the Tranche A Commitment Percentage of which aggregates in excess of 50%.

                  "Required Tranche B Lenders": at any time, Tranche B Lenders the Tranche B Commitment Percentages of which aggregate in excess of 50%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to any Person, any one of the chairman of the board, the chief executive officer, the president and the executive vice president of such Person or, with respect to financial matters, the chief financial officer or treasurer of such Person.

                  "Revolving Credit Commitment": with respect to each Revolving Credit Lender, the amount set forth opposite such Revolving Credit Lender's name on Schedule I under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement; collectively, as to all the Revolving Credit Lenders, the "Revolving Credit Commitments".

                  "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender at any time, the percentage which (i) the sum of (a) such Revolving Credit Lender's then unused Revolving Credit Commitment plus
         (b) such Revolving Credit Lender's Revolving Credit Loans then outstanding then constitutes of (ii) the sum of (x) the aggregate outstanding then unused Revolving Credit Commitments of all the Revolving Credit Lenders plus (y) the aggregate principal amount of Revolving Credit Loans of all the Revolving Credit Lenders then outstanding.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date but not including the Tranche A and Revolver Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Lender": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Credit Loans outstanding hereunder; collectively, the "Revolving Credit Lenders".

                  "Revolving Credit Loans": as defined in subsection 3.1(a).

                  "Revolving Credit Maturity Date": five (5) years from the Closing Date.

                  "Revolving Credit Note": as defined in subsection 3.3(e).

                  "San Diego Property": that certain real property, specifically described in Schedule III(b) hereto, currently leased by SWM from the San Diego Unified Port District, together with all improvements, fixtures and related personal property thereon.

                  "San Francisco Property": that certain real property, specifically described in Schedule III(b) hereto, currently leased by Southwest Marine, Inc. (as assigned to San Francisco Drydock, Inc.) from the City and County of San Francisco, together with all improvements, fixtures and related personal property thereon.

                  "San Pedro Property": that certain real property, specifically described in Schedule III(b) hereto, currently leased by Southwest Marine, Inc. from the City of Los Angeles, together with all improvements, fixtures and related personal property thereon.

                  "SEC": the United States Securities and Exchange Commission or any successor thereto.

                  "Security Agreements": collectively, the Borrower Security Agreement and the Subsidiary Security Agreements.

                  "Security Documents": collectively, the Leasehold Mortgages, the Mortgages, the Security Agreements, the Pledge Agreements, and all other security documents hereafter delivered to the Administrative Agent granting or purporting to grant a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "Security Properties": the San Diego Property, the San Francisco Property and the San Pedro Property.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination and after giving effect to the transactions contemplated hereby, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person will not have, and is not engaged or about to engage in a transaction which would cause such Person to have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (c) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (A) as of the Closing Date the making of the Loans to be made on the Closing Date and to the application of the proceeds of such Loans, and (B) on any date after the Closing Date, the making of any Revolving Credit Loan to be made on such date, and to the application of the proceeds of such Revolving Credit Loan. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured or unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Special Distribution and Bonus": The distribution by the Borrower to its shareholders and the funding of management bonuses in an aggregate principal amount not to exceed $90,000,000.

                  "Sublimit": as defined in subsection 4.1.

                  "Subsidiary": as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantee": the Amended and Restated Guarantee to be executed and delivered by the Subsidiary Guarantors of the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Guarantors": each Subsidiary of the Borrower, other than the Exempted Subsidiaries.

                  "Subsidiary Pledge Agreement": each Amended and Restated Pledge Agreement to be executed and delivered by the Subsidiary Guarantors substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Security Agreement": collectively, each Amended and Restated Security Agreement to be executed and delivered by the Subsidiary Guarantors in favor of the Administrative Agent, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Security Documents": collectively, the Subsidiary Security Agreements and the Subsidiary Pledge Agreements.

                  "SWM": collectively, Southwest Marine, Inc. and San Francisco Drydock, Inc., both California corporations.

                  "Swingline Exposure": at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Credit Commitment Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender": CLNY, in its capacity as Lender for Swingline Loans hereunder.

                  "Swingline Loan": a Loan made pursuant to Section 3.4.

                  "Syndication Agent": Citibank USA.

                  "Term Loan": a Tranche A Term Loan or a Tranche B Term Loan, as the context shall require; collectively, the "Term Loans".

                  "Term Loan Commitments": the collective reference to the Tranche A Commitments and the Tranche B Commitments; individually, a "Term Loan Commitment".

                  "Term Loan Commitment Percentage": as to any Term Loan Lender at any time, the percentage of the Term Loan Commitments then constituted by such Term Loan Lender's Term Loan Commitments (or, after the Term Loans are made, the percentage of the aggregate Term Loans then constituted by such Term Loan Lender's Term Loans).

                  "Term Loan Lender": any Lender with an unused Term Loan Commitment hereunder and/or any Term Loans outstanding hereunder; collectively, the "Term Loan Lenders".

                  "Term Note": a Tranche A Term Note or a Tranche B Term Note, as the context shall require; collectively, the "Term Notes".

                  "Total Debt": with respect to any Person at any time, all Indebtedness of such Person and its Subsidiaries as determined on a consolidated basis in accordance with GAAP pursuant to clauses (a),
         (b), (c) and (e) of the definition of Indebtedness and the proviso thereto, including (without duplication), if such Person is the Borrower, the aggregate principal amount of all outstanding Loans; provided, however, that for purposes of this definition, indebtedness pursuant to the Claims Escrow Note or any obligation (whether or not contingent) under or in connection with the Claims Escrow shall in all cases not be considered part of Total Debt.

                  "Tranche": the collective reference to Eurodollar Loans the then-current Interest Periods, all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Tranche A and Revolver Termination Date": the date five years (60 months) from the Closing Date.

                  "Tranche A Commitment": as to any Tranche A Lender, its obligation to make a Tranche A Term Loan to the Borrower in an amount equal to the amount set forth opposite such Tranche A Lender's name in
         Schedule I under the heading "Tranche A Commitment"; collectively, as to all the Tranche A Lenders, the "Tranche A Commitments".

                  "Tranche A Commitment Percentage": as to any Tranche A Lender at any time, the percentage of the Tranche A Commitments then constituted by such Tranche A Lender's Tranche A Commitment (or, after the Tranche A Term Loans are made, the percentage of the aggregate Tranche A Term Loans then constituted by such Tranche A Lender's Tranche A Term Loan).

                  "Tranche A Lender": any Lender with an unused Tranche A Commitment hereunder and/or any Tranche A Term Loans outstanding hereunder, collectively, the "Tranche A Lenders".

                  "Tranche A Maturity Date": the date five years (60 months) from the Closing Date.

                  "Tranche A Term Loan": as defined in subsection 2.1(a).

                  "Tranche A Term Note": as defined in subsection 2.5(d)(i).

                  "Tranche B Commitment": as to any Tranche B Lender, its obligation to make a Tranche B Term Loan to the Borrower in an amount equal to the amount set forth opposite such Tranche B Lender's name in
         Schedule I under the heading "Tranche B Commitment"; collectively, as to all the Tranche B Lenders, the "Tranche B Commitments".

                  "Tranche B Commitment Percentage": as to any Tranche B Lender at any time, the percentage of the Tranche B Commitments then constituted by such Tranche B Lender's Tranche B Commitment (or, after the Tranche B Term Loans are made, the percentage of the aggregate Tranche B Term Loans then constituted by such Tranche B Lender's Tranche B Term Loan).

                  "Tranche B Lender": any Lender with an unused Tranche B Commitment hereunder and/or any Tranche B Term Loans outstanding hereunder; collectively, the "Tranche B Lenders".

                  "Tranche B Maturity Date": the date seven years (84 months) from the Closing Date.

                  "Tranche B Term Loan": as defined in subsection 2.1(b).

                  "Tranche B Term Note": as defined in subsection 2.5(d)(ii).

                  "Transferee": as defined in subsection 12.6(f).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Unused Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding plus such Lender's Pro Rata Share of the Letters of Credit Outstanding at such time plus such Lender's Pro Rata Share of Swingline Loans Outstanding.

                  "Voting Stock": as to any Person, the Capital Stock of such Person normally entitled to vote in the election of directors of such Person.

         1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Loan Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Sections and subsections headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

         SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

         2.1 Term Loans. Subject to the terms and conditions hereof, (a) each Tranche A Lender severally agrees (a) to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount equal to the Tranche A Commitment of such Tranche A Lender and (b) each Tranche B Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount equal to the Tranche B Commitment of such Tranche B Lender. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 5.2. No portion of any of the Term Loan Commitments which, with respect to the Tranche A Commitments or the Tranche B Commitments, has not been borrowed on the Closing Date may be borrowed thereafter.

         2.2 Procedure for Term Loan Borrowing. The Borrower hereby requests a Tranche A Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Tranche A Commitments of the Tranche A Lenders and a Tranche B Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Tranche B Commitments of the Tranche B Lenders. The Borrower shall give the Administrative Agent irrevocable notice prior to 12:00 P.M., New York City time, at least three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans, specifying the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. If no such notice is given by the Borrower, the Term Loans shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify the Term

Loan Lenders thereof. Each Term Loan Lender will make the amount of its pro rata share of each borrowing of Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.2 prior to 1:00 P.M., New York City time, on the Closing Date in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall, by 2:00 P.M., New York City time, on the Closing Date credit the account of the Borrower on the books of such office of the Administrative Agent or such other account as specified by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

         2.3 Repayment of Tranche A Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche A Lenders in repayment of the principal amount of the Tranche A Term Loans made by such Tranche A Lenders the amounts set forth below, beginning on the six month anniversary of the Closing Date, and on each successive three month anniversary of the Closing Date in the year following the Closing Date set forth below; provided that, notwithstanding the foregoing, the aggregate then unpaid principal amount of the Tranche A Term Loans shall be payable on the Tranche A and Revolver Termination Date (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to Section 5 or 10):

                              Year                         Amount
                              ----                         ------
          1   ........................................   $1,000,000
          2   ........................................   $2,000,000
          3   ........................................   $2,500,000
          4   ........................................   $3,250,000
          5   ........................................   $4,000,000

The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Tranche A Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.4.

         2.4 Repayment of Tranche B Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B Lenders in repayment of the principal amount of the Tranche B Term Loans made by such Tranche B Lenders the amounts set forth below on the last Business Day of each successive three month anniversary of the Closing Date in the year following the Closing Date (i) in 19 consecutive, equal quarterly installments of $250,000 commencing on the six-month anniversary of the Closing Date and (ii) in 8 consecutive equal quarterly installments of $11,906,250 thereafter provided that, notwithstanding the foregoing, the aggregate then unpaid principal amount of the Tranche B Term Loans shall be payable on the Tranche B Maturity Date (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to Section 5 or 10). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Tranche B Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.4.

         2.5 Evidence of Term Loan Debt.

         (a) Each Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Term Loan Lender resulting from the Tranche A Term Loans and/or Tranche B Term Loans made by such Term Loan Lender from time to time, including the amounts of principal and interest payable and paid to such Term Loan Lender from time to time under this Agreement.

         (b) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Term Loan Lender, in which shall be recorded (i) the amount of each Tranche A Term Loan and Tranche B Term Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Loan Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Term Loan Lender's share thereof, if any.

         (c) The entries made in the Register and the accounts of each Term Loan Lender maintained by the Administrative Agent pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Term Loan Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Term Loans and/or Tranche B Term Loans made to the Borrower by such Term Loan Lender in accordance with the terms of this Agreement.

         (d) The Borrower agrees that at the closing on the Closing Date the Borrower will execute and deliver to each Term Loan Lender (i) a promissory note of the Borrower evidencing the Tranche A Term Loans made by such Tranche A Lender, substantially in the form of Exhibit H-1 (a "Tranche A Term Note"), payable to the order of such Tranche A Lender and in a principal amount equal to the aggregate unpaid principal amount of all Tranche A Term Loans made by such Tranche A Lender, and/or (ii) a promissory note of the Borrower evidencing the Tranche B Term Loan made by such Tranche B Lender, substantially in the form of Exhibit H-2 (a "Tranche B Term Note"), payable to the order of such Tranche B Lender and in a principal amount equal to the aggregate unpaid principal amount of all Tranche B Term Loans made by such Tranche B Lender. Each Term Loan Lender is hereby authorized to record the date, Type and amount of each Tranche A Term Loan or Tranche B Term Loan, as the case may be, made by such Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule annexed to and constituting a part of its Tranche A Term Note or Tranche B Term Note, as the case may be; provided, however, that the failure to make any such recordation (or any error therein) shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Tranche A Term

Loans and/or Tranche B Term Loans made to the Borrower in accordance with the terms of this Agreement.

         2.6 Use of Proceeds of Term Loans. The proceeds of the Term Loans shall be used by the Borrower on or before December 31, 1999 to refinance the Closing Date Debt, pay the Special Distribution and Bonus and/or to pay certain fees and expenses not to exceed $5,000,000.

SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS AND SWINGLINE LOANS

         3.1 Revolving Credit Commitments.

                  (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Revolving Credit Lender's Available Revolving Credit Commitment. Subject to the foregoing, during the Revolving Credit Commitment Period the Borrower may use the Available Revolving Credit Commitments by borrowing and prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 5.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Tranche A and Revolver Termination Date.

         3.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) prior to 2:00 P.M., New York City time, one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $100,000 or a whole multiple thereof (or, if the then Revolving Credit Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the

Administrative Agent specified in subsection 12.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower and in funds immediately available to the Administrative Agent. Such borrowing will then be made available by 3:00 P.M., New York City time to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office or such other account as specified by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

         3.3 Repayment of Revolving Credit Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan made by such Lender on the Tranche A and Revolver Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 5 or 10). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.4.

                  (b) Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Revolving Credit Lender resulting from each Revolving Credit Loan made by such Revolving Credit Lender from time to time, including the amounts of principal and interest payable and paid to such Revolving Credit Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Revolving Credit Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Revolving Credit Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Revolving Credit Lender's share thereof, if any.

                  (d) The entries made in the Register and the accounts of each Revolving Credit Lender maintained by the Administrative Agent pursuant to subsection 3.3(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Revolving Credit Lender or the Administrative Agent to maintain the Register or any such account, or any error therein shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower by such Revolving Credit Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that at the closing on the Closing Date, the Borrower will execute and deliver to such Revolving Credit Lender a promissory note of the

         Borrower evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit I (a "Revolving Credit Note"), dated the Closing Date and payable to the order of such Revolving Credit Lender and in a principal amount equal to the amount of the Revolving Credit Commitment of such Revolving Credit Lender. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Revolving Credit Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note; provided, however, that the failure to make any such recordation (or any error therein) shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower in accordance with the term of this Agreement.

         3.4 Swingline Loans.

                  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Credit Commitment Period, in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount of outstanding Swingline Loans exceeding the lesser of (i) $5,000,000 and (ii) the sum of the then Available Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall mature no later than the earlier of (i) the thirtieth (30th) calendar day following the relevant Borrowing Date and (ii) the Tranche A and Revolver Termination Date.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of drawing under a Letter of Credit as provided in Section 4.3, by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) Each Swingline Loan shall be a Base Rate Loan and shall be evidenced by a Swingline Note substantially in the form of Exhibit P.

                  (d) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of

         Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Revolving Credit Commitment Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Revolving Credit Commitment Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.2 with respect to Loans made by such Lender (and Section 3.2 shall apply to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         3.5 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender during the Revolving Credit Commitment Period a commitment fee payable quarterly in arrears on each successive three month anniversary of the Closing Date and on the Tranche A and Revolver Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof; such fee to be computed on the average daily Unused Revolving Credit Commitment at the rate of 0.50% per annum.

         3.6 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in a minimum amount equal to $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the entire remaining balance of the Revolving Credit Commitments and shall reduce permanently the Revolving Credit Commitments then in effect; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and/or the Swingline Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans and the Swingline Loans and Letters of Credit then outstanding would exceed the Revolving Credit Commitments then in effect.

         3.7 Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans and the Swingline Loans shall be used by the Borrower for working capital and other general corporate purposes, including Permitted Acquisitions.

         3.8 Agency Fee. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent's own account, the fees specified in the Fee Letter when due and payable thereunder.

         SECTION 4. LETTERS OF CREDIT

         4.1 Issuance. On the terms and conditions hereinafter set forth, the Issuing Bank on behalf of the Revolving Credit Lenders agrees to issue any Letter of Credit (or amendments thereof) requested by the Borrower during the period from the Closing Date until the date 15 Business Days prior to the Tranche A and Revolver Termination Date; provided, however, that the Issuing Bank shall have no obligation to issue any such Letters of Credit (or amendments thereof) if (a) the Closing Date shall not have previously occurred or (b) such issuance would cause the aggregate amount outstanding at any time of all Letters of Credit Outstanding to exceed $20,000,000. Each Letter of Credit shall be issued pursuant to a request, given not later than 12:00 P.M. (New York City time) on the third Business Day prior to the date of proposed issuance, by the Borrower to the Administrative Agent, which shall give to the Issuing Bank and each Revolving Credit Lender prompt notice thereof by telecopy, telex or cable. Such request by the Borrower, for the issuance of a Letter of Credit (or amendments thereof) shall be made by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit J, together with a signed letter of credit application (including the related reimbursement agreement) on the Issuing Bank's then-standard form (or other form acceptable to the Issuing Bank and appropriate, in the sole opinion of the Issuing Bank, in the circumstances) (a "Letter of Credit Request") duly executed by the Borrower and may be canceled by notice thereof prior to issuance of such Letter of Credit by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, to the Issuing Bank and the Administrative Agent. Within the limits of each Revolving Credit Lender's Available Revolving Credit Commitment and the other restrictions set forth herein, the Borrower's ability to request the issuance of Letters of Credit shall be fully revolving.

         4.2 Participation by Revolving Credit Lenders. Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 4, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Credit Lender's Pro Rata Revolving Share of Letters of Credit Outstanding in such Letter of Credit (including, without limitation, all obligations of the Company with respect thereto) other than amounts owing to the Issuing Bank under subsection 4.8 and any security therefor or guaranty pertaining thereto.

         4.3 Drawings. In the event that any drawing shall be made under a Letter of Credit, by demand or claim (including, without limitation, any draft), the Issuing Bank shall notify the

Borrower via telephone, telecopy or telex of such drawing and the Borrower shall (whether or not the Issuing Bank has notified the Borrower of such drawing) reimburse the Issuing Bank in immediately available funds for any amount paid or to be paid by the Issuing Bank under such Letter of Credit on the date of such payment. In the event that any drawing under a Letter of Credit is not reimbursed by the Borrower on the date of payment by the Issuing Bank, and, pursuant to Section 3, the Borrower is then permitted to obtain Revolving Credit Loans hereunder (without regard to the dollar limitation set forth in subsection
3.2 on the minimum amount of any borrowing), the Borrower shall be deemed to have requested a borrowing of Revolving Credit Loans consisting of Base Rate Loans in an aggregate amount equal to such unreimbursed payment. The Revolving Credit Lenders shall make the requested Revolving Credit Loans as of the date of such payment by the Issuing Bank, and the proceeds of such Revolving Credit Loans shall automatically be applied to repay the Issuing Bank for such drawing in full. In the event that any drawing under a Letter of Credit is not reimbursed by the Borrower on the date of payment by the Issuing Bank and such Revolving Credit Loans are not made hereunder for any reason, a default specified in subsection 10(a) shall have occurred and the Issuing Bank shall promptly notify the Administrative Agent thereof, and the Administrative Agent shall promptly notify each Lender. Immediately upon receipt of such notice, the Revolving Credit Lenders will pay to the Issuing Bank the amount of their respective participations in the Letter of Credit. In the event that any Revolving Credit Lender fails timely to make the Revolving Credit Loan or pay the amount of its participation as required by this subsection 4.3, interest shall accrue thereon at the Federal Funds Rate for the first three Business Days following the date of payment by the Issuing Bank and the Federal Funds Rate plus 1% for the period thereafter to the date of payment thereof by such Revolving Credit Lender. The Issuing Bank shall distribute to each Revolving Credit Lender which has paid all amounts payable by it under this subsection 4.3 with respect to any Letter of Credit such Revolving Credit Lender's Pro Rata Revolving Share of all payments received by the Issuing Bank in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

         4.4 Obligations Absolute. The obligations of the Borrower and the Revolving Credit Lenders under subsection 4.3 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof, under all circumstances whatsoever, including, without limitation, the circumstances listed below:

                  (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents, any Letter of Credit, any drawings thereunder or any related contract;

                  (b) any amendment or waiver of or any consent to any departure from all or any of this Agreement or any of the other Loan Documents;

                  (c) the existence of any claim, set-off, defense or other right which the Borrower at any time may have against the Issuing Bank, the Administrative Agent, any of the Lenders, any beneficiary or transferee of any Letter of Credit, or any other Person, whether in connection with this Agreement, the other Loan Documents, any Letter of Credit or any unrelated transactions;

                  (d) any statement or any other document presented under any Letter of Credit that proves to be forged, fraudulent or invalid or insufficient in any respect or any statement therein that proves to be untrue or inaccurate in any respect whatsoever;

                  (e) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate or other document that does not comply with the terms of such Letter of Credit; or

                  (f) any other circumstances or happening whatsoever whether or not similar to any of the foregoing;

         provided, however, that neither the Borrower nor the Revolving Credit Lenders shall have any obligation to the Issuing Bank pursuant to subsection 4.3 if, but for the willful misconduct or gross negligence of the Issuing Bank (as determined in a final, non-appealable judgment by a court of competent jurisdiction), the obligations for which the Issuing Bank seeks reimbursement or payment would not have arisen.

         4.5 Other Lenders. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuing Bank under any resulting liability to any Lender or relieve any Revolving Credit Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

         4.6 Indemnification. The Borrower shall indemnify and hold harmless the Issuing Bank from and against any and all claims, damages, losses, liabilities, reasonable out-of-pocket costs and expenses of any kind whatsoever, including reasonable fees and expenses of attorneys and paralegals that the Issuing Bank may incur (or that may be claimed against the Issuing Bank by any Person), together with all reasonable costs and expenses resulting from the compromise or defense of any claims or liabilities hereinafter described, by reason of or in connection with (a) the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit, (b) any suit, action or proceeding brought by any person to require or prevent payment under any Letter of Credit, or (c) any breach by the Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, any of the Loan Documents (to the extent related to Letters of Credit), any Letter of Credit or any related contract, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default and defense against any legal action commenced to challenge the validity of any of such documents; provided, however, that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(i) the gross negligence or willful misconduct (as determined in a final, non-appealable judgment in a court of competent jurisdiction) of the Issuing Bank in determining whether a draft, certificate or other documents presented under any Letter of Credit complied with the terms of such Letter of Credit, or
(ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a draft, certificate or other document strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection 4.6 is intended to limit or modify in anyway the reimbursement obligations of the Borrower set forth in subsection 4.3. In case any action or proceeding is brought against the Issuing Bank in respect of which indemnity maybe sought under this Agreement, the Issuing Bank shall promptly give notice of any such action or proceeding to the Borrower and may require the Borrower, upon such notice, to assume the defense of the action or proceeding, provided that failure of the Issuing Bank to give such notice shall not relieve the Borrower of any of its obligations under this subsection 4.6. Upon receipt of such notice from the Issuing Bank requesting that the Borrower assume such defense, the Borrower shall resist and defend such action or proceeding at the Borrower's sole cost and expense. The obligations of the Borrower under this subsection 4.6 shall survive the termination of the Letters of Credit and this Agreement.

         4.7 Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of the users of any Letter of Credit and all risks of the misuse of any Letter of Credit. Neither the Issuing Bank, nor any of its officers, directors, employees or administrative agents shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of any Person and any transferee in connection therewith;
(b) the validity, sufficiency or genuineness of documents, or of any endorsement or endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment against presentation of documents which do not comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower to the extent, but only to the extent, of damages suffered by the Borrower which were caused by (i) the Issuing Bank's gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction) in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit (it being understood that any such noncompliance in any immaterial respect shall not be deemed gross negligence or willful misconduct of the Issuing Bank) or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a draft, certificate or other document strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the Issuing Bank shall have been ordered not to accept such documents by a court of competent jurisdiction.

         4.8 Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent a non-refundable letter of credit fee to be distributed by the Administrative Agent to each Revolving Credit Lender according to its Revolving Credit Commitment Percentage, equal to the LC Rate (as defined below) on the daily amount of outstanding issued Letters of Credit, payable in arrears on the last day of each successive calendar quarter, commencing on the first such date to occur after the Closing Date, and on the Tranche A and Revolver Termination Date. With respect to each Letter of Credit, the Borrower agrees to pay to the Issuing Bank, solely for the account of the Issuing Bank, (a) a non-refundable (absent manifest error in the calculation thereof) issuing fee of 1/4 of 1% per annum on the face amount of such Letter of Credit for the term of such Letter of Credit, payable on the date of issuance thereof for the three-month period (or shorter term of such Letter of Credit) following the date of issuance and on each date occurring every three-months after the date of issuance for such three-month period

(or shorter term of such Letter of Credit); and (b) the Issuing Bank's customary administrative fee. "L/C Rate", as used above, means an interest rate per annum equal to the Applicable Margin for Eurodollar Loans in effect on the last day of the fiscal quarter immediately preceding the payment date less 1/4 of 1%, after giving effect to the proviso to the definition of Applicable Margin.

         SECTION 5. GENERAL PROVISIONS APPLICABLE TO COMMITMENTS AND LOANS

         5.1 Prepayments.

                  (a) The Borrower may prepay at any time, in whole or in part, without premium or penalty (except for Eurodollar Breakage Costs, if any), upon at least three Business Days' (or in the case of Base Rate Loans, one Business Day's) irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 5.11, if any, and, in the case of prepayments of the Term Loans, accrued interest to such date on the amount prepaid. All amounts used to prepay Loans pursuant to this subsection 5.1(a) shall be applied as follows:

                           First, subject to subsection 5.1(d), to the
                  prepayment in full of all outstanding Term Loans, including Eurodollar Breakage Costs, if any, pro rata, among the Tranche A Term Loans and the Tranche B Term Loans due in the twelve months following such prepayment,

                           Second, subject to subsection 5.1(d), to the
                  prepayment in full of all outstanding Term Loans, including Eurodollar Breakage Costs, if any, pro rata, among the Tranche A Term Loans and the Tranche B Term Loans due thereafter,

                           Third, to the prepayment in full of all outstanding
                  Swingline Loans, if any,

                           Fourth, to the prepayment in full of all outstanding
                  Revolving Credit Loans, including Eurodollar Breakage Costs, if any, and

                           Fifth, to a cash collateral account maintained with
                  the Administrative Agent in respect of the Letters of Credit Outstanding.

                  Amounts prepaid on account of the Term Loans may not be reborrowed. Such partial prepayments shall be in either (i) an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof or (ii) the entire principal amount outstanding under any Term Loan, together with any accrued interest thereon.

                  (b) If with respect to any of its fiscal years, commencing with its fiscal year ending December 31, 2000, the Borrower shall have Excess Cash Flow for such fiscal year, the Loans shall be prepaid, without penalty or premium (except for Eurodollar Breakage Costs, if any), and/or the Commitments shall be reduced by an amount ("Available Excess Cash Flow") equal to (i) in the event Levels IV, V or VI apply, 75% of such Excess Cash Flow and (ii) the event Levels I, II or III apply, 50% of such Excess Cash Flow as set forth in the second succeeding sentence. Each such prepayment shall be made on or before the later of the date which is 90 days after the end of such fiscal year or the date of delivery of the financial statements referred to in subsection 8.1(a) but in no event later than the date such financial statements are required to be delivered. All amounts used to prepay Loans and/or reduce Commitments pursuant to this subsection 5.1(b) shall be applied (in the case of prepayments) and/or used (in the case of Commitment reductions) as follows:

                           First, subject to subsection 5.1(d), to the
                  prepayment in full of all outstanding Term Loans, including Eurodollar Breakage Costs, if any, pro rata, among the Tranche A Term Loans and the Tranche B Term Loans due in the twelve months following such payment, and

                           Second, subject to subsection 5.1(d), to the
                  prepayment in full of all outstanding Term Loans, including Eurodollar Breakage Costs, if any, pro rata, among the Tranche A Term Loans and the Tranche B Term Loans due thereafter,

                           Third, to the prepayment in full of all Swingline
                  Loans, if any,

                           Fourth, to the prepayment in full of all outstanding
                  Revolving Credit Loans, including Eurodollar Breakage Costs, if any, and

                           Fifth, if an Event of Default has occurred and is
                  continuing, or after application as provided above, an Event of Default shall be existing, to a cash collateral account maintained with the Administrative Agent in respect of the Letters of Credit Outstanding.

                  If an Event of Default has occurred and is continuing, or after application as provided above an Event of Default shall be existing, the Revolving Credit Commitments as then in effect shall be automatically and permanently reduced to the extent of any remaining Available Excess Cash Flow. Each prepayment of Term Loans pursuant to this subsection 5.1(b) may not be reborrowed.

                  (c) The Net Proceeds of any Covered Sale, Qualifying Insurance and Other Proceeds and Pension Plan Reversion Proceeds shall be applied, without penalty or premium (except for Eurodollar Breakage Costs, if any) toward the prepayment of the Loans, deposit in the cash collateral account and/or reduction of the Commitments as follows:

                           First, subject to subsection 5.1(d), to the
                  prepayment in full of all outstanding Term Loans, including Eurodollar Breakage Costs, if any, pro rata, among the Tranche A Term Loans and the Tranche B Term Loans due in the twelve months following such payment,

                           Second, subject to subsection 5.1(d), to the
                  prepayment in full of all outstanding Term Loans, including Eurodollar Breakage Costs, if any, pro rata among the Tranche A Term Loans and the Tranche B Term Loans due thereafter,

                           Third, to the prepayment in full of all outstanding
                  Swingline Loans, if any,

                           Fourth, to the prepayment in full of all outstanding
                  Revolving Credit Loans, including Eurodollar Breakage Costs, if any, provided that if an Event of Default has occurred and is continuing, or after application as provided above, an Event of Default shall be existing the Revolving Credit Commitments shall be automatically and permanently reduced to the extent of any principal amounts so prepaid, and

                           Fifth, if an Event of Default has occurred and is
                  continuing or, after application as provided above, an Event of Default shall be existing, to a cash collateral account maintained with the Administrative Agent in respect of the Letters of Credit Outstanding.

         If an Event of Default has occurred and is continuing or, after application as provided an Event of Default shall be existing, the Revolving Credit Commitments as then in effect shall be automatically and permanently reduced to the extent of any remaining Net Proceeds of any Covered Sale, Qualifying Insurance and Other Proceeds and Pension Plan Reversion Proceeds. Each prepayment of Term Loans pursuant to this subsection 5.1(c) may not be reborrowed.

                  (d) Any Tranche B Lender may (i) so long as any Tranche A Term Loans are outstanding, elect not to have any optional prepayment made pursuant to subsection 5.1(a) applied to such Lender's Tranche B Term Loan until such Tranche A Term Loans have been paid in full, in which case the amount not so applied shall be utilized to prepay the Tranche A Term Loans in the manner specified in subsection 5.1(a); and (ii) so long as any Tranche A Term Loans are outstanding, elect not to have any mandatory prepayment made pursuant to subsection 5.1(b) or subsection 5.1(c) applied to such Lender's Tranche B Term Loan until all such Tranche A Terms Loans have been paid in full, in which case the amount not so applied shall be utilized to prepay the Tranche A Term Loans in the manner specified in subsection 5.1(b) or subsection 5.1(c), as the case may be.

         5.2 Conversion and Continuation Options.

                  (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto, unless the Borrower elects to pay Eurodollar Breakage Costs, in which case the conversion may be made on any day of the Interest Period. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Revolving Credit Lenders (in the case of conversions of Revolving Credit Loans), Required Tranche A Lenders (in the case of conversions of Tranche A Term Loans) and Required Tranche B Lenders (in the case of conversions of Tranche B Term Loans) have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Tranche A and Revolver Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of conversions of Term Loans).

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the definition of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that, no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Revolving Credit Lenders (in the case of continuations of Revolving Credit Loans), Required Tranche A Lenders (in the case of continuations of Tranche A Term Loans) and Required Tranche B Lenders (in the case of continuations of Tranche B Term Loans) have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Tranche A and Revolver Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the installment of principal of the Term Loans (in the case of continuations of Term Loans), and provided, still further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

         5.3 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto (a) the aggregate principal amount of the Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (b) no more than twelve separate Tranches shall be outstanding at any time, excluding Tranches required to comply with subsection 5.8.

         5.4 Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is 2% over the rate otherwise applicable thereto (or, in the case of (iii), 2% over the Base Rate), in each case from the date of such non-payment until such amount is paid in full (before as well as after the applicable judgment, if any).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

         5.5 Computation of Interest and Fees.

                  (a) Interest shall be calculated on the basis of a 360-day year for the actual days elapsed, except that whenever interest is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Commitment fees and letter of credit fees payable pursuant to subsections 3.5 and 4.8, respectively, shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the affected Lenders in the absence of manifest error.

         5.6 Inability to Determine Interest Rate. If on the day which is two Business Days prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate with respect to any Eurodollar Loan to be outstanding during such Interest Period, or

                  (b) the Administrative Agent shall have determined that the Eurodollar Rate with respect to any Eurodollar Loan to be outstanding during such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their affected Eurodollar Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any affected Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any affected Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans, shall be continued as Base Rate Loans and (z) any affected outstanding Eurodollar Loans that were to have been continued as such shall be converted on the first day of such Interest Period to Base Rate Loans. Until such time as the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         5.7 Pro Rata Treatment and Payments.

                  (a) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders, the Term Loan Lenders, the Issuing Bank, the Swingline Bank or the Administrative Agent, as the case may be, at the Administrative Agent's office specified in subsection 12.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest shall be payable thereon at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Revolving Credit Lender or Term Loan Lender prior to a Borrowing Date for Revolving Credit Loans or Term Loans, as the case may be, that such Lender will not make the amount that would constitute its share of such borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the

         Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

                  (c) Each borrowing by the Borrower of Tranche A Term Loans, Tranche B Term Loans and Revolving Credit Loans shall be made ratably from the Tranche A Lenders, Tranche B Lenders and Revolving Credit Lenders, respectively, in accordance with their respective Term Loan Commitment Percentages and Revolving Credit Commitment Percentages. Any reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders, in accordance with their respective Revolving Credit Commitment Percentages.

         5.8 Illegality.

                  (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                           (i) declare Eurodollar Loans will not thereafter be
                  made by such Lender for the duration of such illegality hereunder, whereupon any request by the Borrower for a Eurodollar Loan shall, as to such Lender only, be deemed a request for a Base Rate Loan unless such declaration is subsequently withdrawn; and

                           (ii) require that all outstanding Eurodollar Loans
                  made by such Lender be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below, and in which event all Eurodollar Breakage Costs shall be paid by such Lender.

         In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this subsection 5.8, a notice to the Borrower by any Lender shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         5.9 Requirements of Law.

                  (a) If after the date of this Agreement the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the administration or interpretation thereof (whether or not having the force of law):

                           (i) shall change the basis of taxation of payments to
                  any Lender in respect of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than taxes imposed on or measured by the overall net income of such Lender by the jurisdiction in which such Lender has its principal office (or any lending office) or by any political subdivision or taxing authority therein);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or other similar requirement against assets of, deposits with or for the account of, or other extensions of credit by, any office of such Lender (which requirement is not otherwise included in the determination of the Eurodollar Rate); or

                           (iii) shall impose on such Lender any other condition
                  affecting this Agreement or Eurodollar Loans made by such Lender;

         and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof by an amount deemed by such Lender to be material, then, in any such case, the Borrower shall pay to such Lender, any additional amounts necessary to compensate such Lender for such increased cost incurred or reduction suffered. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) If Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basic Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such holding company's capital as a consequence of its obligations hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within twenty Business Days after its receipt of the same.

         5.10 Taxes.

                  (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, charges, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, franchise taxes, or any other taxes imposed on or measured by the net income or profits of the Administrative Agent or such Lender, in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision thereof or by the jurisdiction in which any lending or issuing office of the Administrative Agent or such Lender is located or any political subdivision thereof and (ii) U.S. withholding taxes payable with respect to payments hereunder under laws (including any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in U.S. withholding tax not otherwise covered by subsection (i), resulting from any subsequent change in such laws occurring (x) after the date hereof in the case of the Administrative Agent and any Lender as of the date of this Agreement, and (y) in the case of any other Lender, the date of assignment and acceptance pursuant to which it became a Lender (all such non-excluded taxes, levies, imposts, charges, deductions and withholdings the "Non-Excluded Taxes"). In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes"). If any Non-Excluded Taxes or Other Taxes are required by law to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, upon receipt thereof the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of any original official receipt received by the Borrower showing payment thereof. The Borrower shall indemnify the Administrative Agent and the Lenders for the full amount of Non-Excluded Taxes, Other Taxes and any taxes imposed by any jurisdiction on amounts payable under this subsection 5.10(a) that are paid by such Lender or Administrative Agent, (including penalties, interest and expenses arising therefrom or with respect thereto). If the Borrower determines in good faith that a reasonable basis exists for contesting any Non-Excluded Taxes or Other Taxes, such Lender or the Administrative Agent shall cooperate with the Borrower in challenging such Non-Excluded Taxes or Other Taxes at the Borrower's expense if requested by the Borrower (it being understood and agreed that the Administrative Agent or such Lender shall have no obligation to contest or responsibility for contesting such Non-Excluded Taxes or Other Taxes). If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes for which such Lender has received payment from the Borrower hereunder, such Lender shall, within 30 days of receipt by such Lender, repay such refund to the Borrower, provided that the Borrower, upon the request such Lender, agrees to return such refund (plus any penalties, interest or other charges) to the Lender in the event such Lender is required to repay such refund. The agreements in this subsection shall survive the Termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) in the case of a Lender that is a "bank" under
                  Section 881(c)(3)(A) of the Code:

                                    (A) on or before the date of the first
                           payment to such Lender pursuant to this Agreement following the Closing Date or on or before the effective date of the Assignment and Acceptance, deliver to the Borrower and the Administrative Agent
                           (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and
                           (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                                    (B) deliver to the Borrower and the
                           Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and promptly upon the occurrence of any event requiring a change in the most recent form previously delivered by it to the borrower; and

                                    (C) obtain such extensions of the time for
                           filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                           (ii) in the case if a Lender that is not a "bank"
                  under Section 881(c)(3)(A) of the Code:

                                    (A) deliver to the Borrower and the
                           Administrative Agent (I) a statement under penalties of perjury that such Lender (x) is not a "bank" under
                           Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) an Internal Revenue Service Form W-8;

                                    (B) deliver to the Borrower and the
                           Administrative Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

                                    (C) obtain such extensions of time for
                           filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

         unless in any such case an event (including, without limitation, any challenge in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to exemption from United States backup withholding tax. Each Person that shall become a Participant pursuant to subsection 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection to the Lender from which the related participation shall have been purchased.

         5.11 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked), then, in any such event, the Borrower shall compensate each Lender for the Eurodollar Breakage Costs. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         5.12 Change of Lending Office. Each Lender agrees that it will use all reasonable efforts (so long as such designation would not be adverse to it, as determined in its sole judgment) to designate a lending office or a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 5.9 or 5.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 5.8.

         5.13 Increased Payments by Borrower. For purposes of subsection 5.8(a), and 5.9 and 5.10, in the event that the amount that the Borrower is required to pay to or for the account of any Lender is increased in any material respect as a result of any payments required to be made by the Borrower, the Borrower shall have the right, upon notice to such Lender (with a copy to the Administrative Agent), to either (i) require such Lender to assign to one or more assignees specified by the Borrower, and acceptable to the Administrative Agent, who are willing to so purchase from such Lender all (but not less than all) of such Lender's rights and obligations under this Credit Agreement provided that such assignee or assignees shall pay to such Lender, in consideration for such assignment, an amount equal to all principal, interest, fees and other amounts owing to such Lender as of the date of such assignment or (ii) upon the approval of the majority of the Lenders, prepay the principal amount of the Loans held by such Lender plus all interest, fees and other amounts owing to such Lender as of the date of such prepayment, with the Commitments of all of the Lenders reduced pro rata by the amount of the Commitment of such Lender.

         SECTION 6. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent, the Issuing Bank, the Swingline Bank and the Lenders to enter into this Agreement, to make the Loans and to issue Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Bank, the Swingline Bank and each Lender that:

         6.1 Corporate Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect and (d) is in compliance in all material respects with all Requirements of Law except for such failures in compliance that could not reasonably be expected to have a Material Adverse Effect.

         6.2 Corporate Power, Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party, in the case of the Borrower, to borrow hereunder and taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent, approval or authorization of, filing with, notice to or other act by any Governmental Authority of any other Person is required in connection with the borrowings hereunder or with the execution, delivery and performance of the Loan Documents to which any Loan Party is a party or in connection with the transactions contemplated thereby, other than
(a) filings and recordings in order to perfect the Liens in favor of the Administrative Agent for the benefit of the Lenders created by the Mortgages and the recording of the Mortgages in the appropriate recording office, (b) such orders, consents, approvals and authorizations of, and all notices and all written assumptions of obligations to, Governmental Authorities and any other Persons with respect to which the Loan Parties are to be indemnified or which have been heretofore obtained, made or given and are in full force and effect, and complete and correct copies of which have heretofore been furnished to the Administrative Agent, (c) filings of Uniform Commercial Code financing statements listed in Schedule 6.18 or, for other types of collateral with respect to which such filings would not be effective to perfect a security interest, other documents, in the appropriate filing offices in the appropriate jurisdictions in favor of the Administrative Agent for the benefit of the Lenders, (d) filings related to any trademarks of the Borrower or its Subsidiaries to perfect the Liens of the Administrative Agent for the benefit of the Lenders created by any Subsidiary Trademark Security Agreement and (e) such consents as may be required for the granting of Leasehold Mortgages and Leasehold Encumbrances as listed in Schedule 6.2. This Agreement has been, and each other Loan Document to which any Loan Party is or will be a party will be, duly executed and delivered on behalf of such Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document to which any Loan Party is or will be a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (whether enforcement is sought by proceedings in equity or at law).

         6.3 No Legal Bar. The execution, delivery and performance of the Loan Documents to which any Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its property is bound, will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such indenture, agreement or other instrument and all applicable waiting periods pursuant to any Requirement of Law shall have expired without any occurrence of any adverse action or omission by any competent authority.

         6.4 No Material Litigation. Except as set forth on Schedule 6.4, no action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) which purports to affect the Commitments, or the rights of, or the remedies available to, the Lenders, or (c) which could reasonably be expected to have a Material Adverse Effect.

         6.5 Financial Condition.

                  (a) (i) The unaudited pro forma combined and combining balance sheets of the Borrower as of September 30, 1999 and the related statements of income, shareholders' equity and cash flows for the nine-month period ended on such date (all such pro forma financial statements, the "Borrower Pro Forma Financial Statements"), copies of which have heretofore been furnished to each Lender, have been certified by a Responsible Officer and were prepared based on good faith assumptions and on the best information available to the Borrower as of the date of delivery thereof and fairly present on a pro forma basis the consolidated financial positions of the Borrower as of September 30, 1999. (ii) The consolidated audited balance sheet of the Borrower as of December 31, 1998 and the unaudited balance sheet of Borrower as of September 30, 1999 and the related statements of income, shareholders' equity and cash flows for the year and nine-months periods ended on such dates; copies of which have heretofore been furnished to each Lender, have been certified by a Responsible Officer and were prepared based on good faith assumptions and on the best information available to the Borrower as of the date of delivery thereof and fairly present the consolidated financial positions of Borrower and its consolidated Subsidiaries as of December 31, 1998 and September 30, 1999.

                  (b) Neither Borrower nor its Subsidiaries had at September 30, 1999 any liability or obligation pursuant to any contract or agreement that would be required to be reflected on a balance sheet prepared on such date in accordance with GAAP, or any other material obligation or liability, including, without limitation, any Guarantee Obligation, contingent liability or liability for taxes, or any long term lease or unusual forward or long-term commitment, including, without limitation, any Interest Rate Agreement or foreign currency swap or exchange, which, in any of the foregoing cases, is not reflected in the foregoing financial statements or disclosed on Schedule 6.5(b)(1). Except as set forth on Schedule 6.5(b)(2), during the period September 30, 1999 to and including the date hereof there has been no sale, transfer or other disposition by any of Borrower or any of its Subsidiaries of any material part of their businesses or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial statements of the Borrower at September 30, 1999.

         6.6 No Material Adverse Change. Since September 30, 1999, there has been no material adverse change, in the aggregate, in the business, operations, properties, assets, liabilities or condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole.

         6.7 No Default. Except for the matters relating to the Excluded Businesses for which the Loan Parties will be indemnified and the matters identified on Schedule 6.7 hereto, no Loan Party is in default under or with respect to any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its property is bound in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      6.8 Ownership of Property; Liens. Each Loan Party has good record and marketable title (except for such encumbrances or restrictions arising in the ordinary course of business which do not materially restricted the intended use of such property) in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property except for the Excluded Businesses and such minor defects in title that do not affect the ability to use such property in the conduct of its business, and none of such property is subject to any Lien except as set forth on Schedule 6.8 or as permitted by subsection 9.3.

      6.9 Conduct of Business. At the date hereof, the Borrower and its Subsidiaries hold all authorizations, consents, approvals, registrations, franchises, licenses and permits, with or from Governmental Authorities and other Persons as are required or necessary for them to own their properties and conduct their business as now conducted, except where the failure to hold any such authorization, consent, approval, registration, franchise, license or permit is not, in any one case or in the aggregate, reasonably expected to have a Material Adverse Effect.

      6.10 Intellectual Property. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of the Borrower or any Subsidiary, no claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property by any Loan Party or the validity or effectiveness of any such Intellectual Property except for such claims which even if successful could not reasonably be expected to have a Material Adverse Effect, nor does the Borrower or any Subsidiary know of any valid basis for any such claim. The use of such Intellectual Property by any Loan Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      6.11 Taxes. Each Loan Party has filed or caused to be filed all federal, state and local tax returns which, to the knowledge of the Borrower or any Subsidiary, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party).

      6.12 Federal Regulations. No part of the proceeds of any Loan will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, or extend credit to others for the purpose of purchasing or carrying, any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System. The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby will not violate or be inconsistent with any of the provisions of Regulation U, T or X of the Board of Governors.

      6.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA and whether or not waived) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan that remains outstanding in any respect and that could reasonably be expected to have a Material Adverse Effect, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any pension plan or to any Single-Employer Plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period that resulted in any material liability. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and, to the knowledge of the Borrower or any of its Subsidiaries, no such Multiemployer Plan is in Reorganization or Insolvent, except in each instance where such liability, reorganization or insolvency could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 6.13, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower for post retirement benefits to be provided to its current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect. Each Commonly Controlled Entity that has liability for post-retirement benefits has adopted Financial Accounting Standard No. 106.

      6.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 as amended. The Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

      6.15 Subsidiaries. The Persons listed on Schedule 6.15 constitute all the Subsidiaries of the Borrower at the date of the Amendment. Such Schedule identifies the state or country of incorporation of each such Subsidiary and, if such Subsidiary is not a direct wholly-owned Subsidiary of the Borrower, the percentage ownership of such Subsidiary directly or indirectly owned by the Borrower and the ownership chain for such Subsidiary. In each case, such direct or indirect ownership is free and clear of any Lien, charge or other encumbrance.

      6.16  Environmental Matters.

            (a) Except as disclosed on Schedule 6.16, no real estate currently or formerly owned or leased by the Borrower or any of its Subsidiaries contains, and, to the knowledge of the Borrower or any Subsidiary, has previously contained, any Materials of Environmental Concern in amounts or concentrations which could reasonably be expected to give rise to a material liability to Borrower or any of its Subsidiaries under any Environmental Law.

            (b) Except as disclosed in Schedule 6.16, all real estate currently or formerly owned or leased by the Borrower and its Subsidiaries and all operations thereon are in material compliance with all applicable Environmental Laws, and, to the knowledge of the Borrower or any Subsidiary, there is no contamination at, under or about such real estate or violation of any Environmental Law with respect to such real estate or the business operated by any Loan Party (the "Business") which could reasonably be expected to have a Material Adverse Effect or interfere with the continued operation of such real estate.

            (c) Except as disclosed in Schedule 6.16, there are no existing or, to the knowledge of the Borrower or any Subsidiary, potential Environmental Claims against the Borrower or any of its Subsidiaries, and neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the real estate currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or the Business which could reasonably be expected to have a Material Adverse Effect.

            (d) Except as disclosed in Schedule 6.16, Materials of Environmental Concern have not been transported or disposed of from the real estate currently or formerly owned, leased or operated by the Borrower or any of such Subsidiaries in violation of, or in a manner or to a location which could give rise to material liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, released, stored or disposed of at, on or under any of such real estate in violation of, or in a manner that could reasonably be expected to give rise to material liability under, any applicable Environmental Law.

            (e) Except as disclosed in Schedule 6.16, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any Subsidiary threatened, under any Environmental Law to which any Loan Party is or will be named as a party with respect to any real estate currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or the Business which could reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such real estate or the Business which could reasonably be expected to have a Material Adverse Effect.

            (f) There have been no environmental investigations, studies, audits, or other environmental assessments conducted by or which are in the possession of any of the Loan Parties which have not been delivered to the Administrative Agent, with a copy for each Lender.

            (g) No matter disclosed on Schedule 6.16 nor any aggregation of such matters could reasonably be expected to have a Material Adverse Effect.

      6.17 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

      6.18  Security Documents.

            (a) The security interest created by the Pledge Agreements is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in accordance with their respective terms in the pledged securities described therein and proceeds thereof and, assuming that the Administrative Agent took possession of and held the pledged securities in good faith and had no notice of any adverse claim on the Closing Date or such later date on which the Administrative Agent so took possession, constitutes a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged securities described therein.

            (b) The security interest created by the Mortgages is effective to grant to the Administrative Agent, for the ratable benefit of the Lenders, legal, valid and enforceable mortgage liens in accordance with their respective terms on all of the right, title and interest of each Loan Party thereto in the mortgaged property described therein. Such Mortgages, when recorded in the appropriate recording office, will constitute perfected first liens on, and security interest in, such mortgaged property, subject to no other Liens, other than Permitted Liens.

            (c) The security interest created by the Security Agreements is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and, assuming the filing of the appropriate financing statements and continuation statements in the appropriate filing offices identified on Schedule 6.18, enforceable fully perfected security interest of first priority in accordance with their respective terms in all right, title and interest of the Borrower and each of the Borrower's Subsidiaries in the Collateral described therein, subject to no other Liens, other than Permitted Liens.

      6.19 Accuracy of Information. All written information relating to the Borrower and its Subsidiaries which has been given to the Administrative Agent or any Lender is to the best of the knowledge of the Borrower true and correct in all material respects as of the date given, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and, with respect to projections and other forward looking information, is based on reasonable assumptions, in each case, as of the date provided to the Administrative Agent or any Lender.

      6.20 Insurance. All of the properties and operations of the Borrower and its Subsidiaries of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by reputable insurers reasonably believed to be financially sound, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Borrower and its Subsidiaries carry, with such insurers in customary amounts, such other insurance as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated. Schedule 6.20 lists all insurance maintained by the Borrower and its Subsidiaries as of the Closing Date.

      6.21 Solvency. As of the Closing Date, giving effect to the Recapitalization and the other transactions contemplated hereby, the Borrower and the Loan Parties as a whole are Solvent.

      6.22 Labor Relations. Except as listed in Schedule 6.22, neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is
(i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any Subsidiary, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising, out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any Subsidiary, threatened against any of them that could reasonably be expected to have a Material Adverse Effect, (ii) no strike, labor dispute, slow down or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any Subsidiary, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and (iii) to the knowledge of the Borrower or any Subsidiary, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

      6.23 Indebtedness. Schedule 6.23 sets forth a true and complete list of all Indebtedness (excluding the Term Loans, the Revolving Credit Loans and the Letter of Credit Outstanding) of the Borrower and its respective Subsidiaries as of the initial Borrowing Date and which is to remain outstanding, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

      6.24 Year 2000 Compliance. Except as disclosed on Schedule 6.24, the Borrower has (i) completed a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries other than Exempted Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by it or any of its Subsidiaries other than Exempted Subsidiaries (or their respective suppliers and vendors) may be unable to properly recognize and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of the Borrower or any of its Subsidiaries other than Exempted Subsidiaries will on a timely basis be able to properly perform date-sensitive functions for all dates before and from and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.  CONDITIONS PRECEDENT

      7.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loans requested to be made by it and of the Issuing Bank to issue the initial Letters of Credit requested to be issued hereunder are subject to the satisfaction, immediately prior to or concurrently with the making of any such Loan on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each Revolving Credit Lender, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) for the account of each Tranche A Lender, a Tranche A Term Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iv) for the account of each Tranche B Lender, a Tranche B Term Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (v) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of each Loan Party thereto, with a counterpart for the Administrative Agent and a counterpart or a conformed copy for each Lender, (vi) each of the Subsidiary Guarantees, each executed and delivered by a duly authorized officer of each Loan party thereto, with a counterpart for the Administrative Agent and a counterpart or a conformed copy for each Lender and (vii) each of the Security Agreements, each executed and delivered by a duly authorized officer of each Loan party thereto, with a counterpart for the Administrative Agent and a counterpart or a conformed copy for each Lender and (viii) each of the Mortgages covering the Mortgaged Properties listed on Schedule II, each executed and delivered by a duly authorized officer of each Loan party thereto, with a counterpart for the Administrative Agent and a counterpart or a conformed copy for each Lender. In the event that any Letters of Credit are to be issued on the Closing Date, the Administrative Agent shall have received a Letter of Credit Request from the Borrower with respect to each such Letter of Credit as provided in Section 4.1.

            (b) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of the Borrower.

            (c) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the Recapitalization, (ii) the borrowings contemplated hereunder and
      (iii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by a Responsible Officer, of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (d) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of the Borrower.

            (e) Corporate Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of the Borrower which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Subsidiary Security Documents to which it is a party, certified by a Responsible Officer of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (f) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of each such Subsidiary.

            (g) Corporate Documents. The Administrative Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such Loan Party.

            (h) Business Plan and Closing Financial Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer, substantially in the form of Exhibit L.

            (i) Corporate and Capital Structure. The corporate and pro forma capital structure of the Borrower and each of its Subsidiaries after giving effect to the consummation of the Recapitalization, the transactions contemplated by this Agreement and the other transactions contemplated hereby and thereby shall be as specified on Schedule 7.1(i) or otherwise as shall be reasonably satisfactory to the Administrative Agent.

            (j) Consents, Approvals, etc. The Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower attaching a true and correct copy of each Governmental Authority third party approval (other than landlord consents) necessary in connection with the transactions contemplated by the Loan Documents, or certifying that true and correct copies of all such approvals have been delivered by the Borrower to the Administrative Agent, with a copy for each of the Lenders, and that such approvals have not been rescinded, amended or modified in any manner. Without limiting the generality of the foregoing, the Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower certifying that the execution, delivery and performance of the Loan Documents by the Loan Parties in accordance with their respective terms (i) do not violate any provision of any debt instrument, security agreement or other material contract to which the Borrower or any Subsidiary (other than any Exempted Subsidiary) is a party and (ii) do not constitute a default or event of default under such contract.

            (k) Fees and Expenses. The Administrative Agent shall have received reasonably satisfactory evidence that the fees and expenses to be incurred by the Borrower and its Subsidiaries in connection with the Recapitalization and the transactions contemplated hereby and thereby will not exceed $5,000,000.

            (l) Filings. Except with respect to Leasehold Mortgages which have not been delivered as of the Closing Date, all filings and other actions required to create and perfect a first priority security interest in favor of the Administrative Agent for the benefit of the Lenders on all Collateral owned or to be owned by the Borrower and its Subsidiaries (other than any Exempted Subsidiary) shall have been duly made or taken, and all such Collateral shall be free and clear of other Liens except Liens permitted under the Loan Documents. Except with respect to Leasehold Mortgages which have not been delivered as of the Closing Date, to the extent that all filings and other actions required to create and perfect a first priority security interest in the Collateral are not made or taken on or prior to the Closing Date, the Administrative Agent and the Lenders shall be reasonably satisfied that the filings or other actions made or taken on or prior to the Closing Date are sufficient to give the Lenders the practical benefit of the Collateral and that all other filings and other actions which have not been made or taken on or prior to the Closing Date will be completed as soon as practicable after the Closing Date.

            (m) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each Loan Party, and the results of such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted under the Loan Documents.

            (n) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

            (o) Title Insurance Policy. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage to be delivered on the Closing Date a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount set forth on

      Schedule 7.1(o), not to exceed the fair market value of such parcel; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except as set forth in Schedule 6.8; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy-1970; (vi) contain such endorsements and affirmative coverage as the Administrative Agent may request and (vii) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

            (p) Copies of Documents. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 7.1(r) and listed on Schedule 6.8 and a copy, certified by such parties as the Administrative Agent may reasonably deem appropriate, of all other documents affecting the property covered by each Mortgage to be delivered on the Closing Date.

            (q) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 8.6 and Section 4.1 of each of the Security Agreements shall have been satisfied.

            (r) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of (i) Jenner & Block, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit M and (ii) Borrower's special counsel in California and Virginia in form and substance satisfactory to the Administrative Agent.

            (s) Administrative Agent's Fees. The Administrative Agent and the other Lenders shall have received, or the Borrower shall have otherwise provided for, to the satisfaction of the Administrative Agent, all accrued fees, expenses (including, without limitation, fees and expenses of counsel to the Administrative Agent and the local counsel) and other consideration required to be paid or delivered on or prior to the Closing Date.

            (t) Outstanding Indebtedness. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that neither the Borrower nor any of its Subsidiaries has any outstanding Indebtedness other than as permitted by subsection 9.2.

      7.2 Conditions to Each Loan. The agreement of each Lender to make any Loan (that increases the amount of principal outstanding) requested to be made by it on any date (including, without limitation, its initial Loan, but excluding at all times Loans made pursuant to subsection 4.3), and of the Issuing Bank to issue any Letter of Credit, is subject to (i) the making of such

Loans complying in all respects with the margin regulations of the Board of Governors and (ii) the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made. by the Borrower or any of its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of a time immediately prior to and a time immediately after giving effect to, such Loan as if made on and as of such time (except that so long as the representation and warranty in Section 6.24 is true and correct in all material respects as of March 31, 2000, then such representation shall not be renewed thereafter, and any other such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date or to the issuance of the Letter of Credit to be issued on such date.

            (c) Additional Matters. The timely receipt of a notice of borrowing. Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 7.2 have been satisfied. Each Lender agrees to make Loans in the circumstances contemplated by subsection 4.3 whether or not the conditions contained in this subsection
      7.2 have been satisfied.

      SECTION 8.        AFFIRMATIVE COVENANTS

      The Borrower hereby agrees that, from and after the Closing Date, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, any Loan remains outstanding and unpaid or any other amount is owing to any Lender, the Issuing Bank, the Swingline Bank or the Administrative Agent hereunder unless the Required Lenders, and the Issuing Bank if any Letter of Credit shall be outstanding, shall have otherwise consented in writing, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

      8.1 Financial Statements. Furnish to the Administrative Agent, with a copy for each Lender:

            (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on (other than with respect to consolidating statements) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing acceptable to the Administrative Agent;

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the absence of certain notes); and

            (c) as soon as available, but in any event not later than 30 days after the end of each month, unless such month is also the end of a fiscal quarter then 45 days, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and cash flow for such month and the portion of the year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the absence of notes).

      All such financial statements shall be prepared in accordance with generally accepted accounting principles (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of certain notes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

      8.2 Certificates; Other Information. Furnish to the Administrative Agent, with a copy for each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a written statement of the independent certified public accountants reporting on such financial statements (unless such accountants are prohibited by law or the Financial Accounting Standards Board (or any successor) from providing such statement) to the effect that in the course of the audit upon which their certification of such financial statements was based (but without any special or additional audit procedures for the purpose) they obtained knowledge of no condition or event relating to financial matters which constitutes a Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event;

            (b) (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer substantially in the form of Exhibit N hereto (the "Compliance Certificate") with respect to observance, performance or satisfaction of covenants contained in this Agreement and the other Loan Documents and knowledge of any Default or Event of Default;

            (c) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a Compliance Certificate showing in detail satisfactory to the Administrative Agent (including, where applicable, differences in the application of generally accepted accounting principles used in such financial statements and the application of GAAP) compliance by the Borrower with the covenants contained in subsection 9.1, 9.6, 9.7 and 9.8 hereof and, to the extent not otherwise required to be delivered pursuant to subsection 8.1 and 8.2, statements of the Borrower's and its Subsidiaries' cash flows for the periods covered by such covenants with respect to which compliance is to be demonstrated in such Compliance Certificate, and a computation of the amount of Borrower's and its Subsidiaries' capital expenditures made during such period and during the portion of the fiscal year through the end of the period covered by such Compliance Certificate;

            (d) not later than 45 days after the end of each fiscal year of the Borrower, subject to the provisions of subsection 12.16, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith and based upon reasonable assumptions;

            (e) within ten days after the same are sent, copies of all financial statements and other financial information, proxy materials and other information and reports which the Borrower files with the SEC or any securities exchange on which the Borrower's common stock is traded or delivers to its stockholders or to holders of its Indebtedness (or any trustee, Administrative Agent or other representative therefor);

            (f) promptly after the receipt thereof by the Borrower or any of its Subsidiaries, subject to the provisions of subsection 12.16, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto;

            (g) promptly upon, and in any event within ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters:

                  (i) any pending or threatened Environmental Claim against the
            Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries that is reasonably likely to involve remediation costs or liability greater than $500,000;

                  (ii) any condition or occurrence on or arising from any real property currently or formerly owned or operated by the Borrower or any of its Subsidiaries that (a) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property that is reasonably likely to involve costs or liability greater than $500,000;

                  (iii) any condition or occurrence on any real property
            currently or formerly owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such real property under any Environmental Laws that is reasonably likely to involve costs or liability or affect the value of such real property in an amount greater than $500,000; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Material of Environmental Concern on any real property currently or formerly owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency that is reasonably likely to involve remediation costs or liability greater than $500,000; provided that in any event the Borrower shall deliver to each Lender all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA;

      all such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Lenders with copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person (other than its attorneys and the holders of the Claims Escrow Note or their respective successors and assigns) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.2(h), and such detailed reports (not subject to attorney-client or attorney work product privileges) of any such Environmental Claim as may reasonably be requested by the Lenders; and

            (h) promptly, such additional financial and other information which is in the Borrower's possession as any Lender may from time to time reasonably request through the Administrative Agent.

      8.3 Payment of Taxes and Other Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its taxes, assessments and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

      8.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, provided that the businesses conducted by the Exempted Subsidiaries may be discontinued at any time) and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.5; comply in all material respects with all Requirements of Law and any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its property is bound which is material to the Borrower or its Subsidiaries.

      8.5 Maintenance of Records. (i) Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; and (ii) set up on its books reserves with respect to all taxes, assessments, charges, levies and claims. All determinations pursuant to this Section 8.5 shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountants as shall then be regularly engaged by the Borrower.

      8.6 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender which so requests, upon reasonable written request, full information as to the insurance carried.

      8.7 Inspection of Property, Books and Records; Discussions. Keep proper books and records of accounts in conformity with generally accepted accounting principles and applicable regulatory standards; and permit representatives of any Lender, upon reasonable prior notice, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon reasonable prior notice and as often as may be reasonably required (but not to exceed two such visits per Lender in any fiscal year, provided that such visits by the Administrative Agent shall not be limited in number) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries.

      8.8 Notices. Promptly upon knowledge of the following, give written notice to the Administrative Agent and each Lender of:

            (a)   the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its property is bound which is material to the Borrower and its Subsidiaries taken as a whole, or (ii) litigation, investigation or proceeding which may exist at any time between any Loan Party and any Governmental Authority, which in either case of clauses (i) or (ii) of this paragraph (b), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting any Loan Party in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any lien (within the meaning of Section 4068 of ERISA) in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

            (e) any development or event which in the reasonable judgment of the Borrower has had or could reasonably be expected to have a Material Adverse Effect; and

            (f) any Environmental Claim asserted by any Governmental Authority or third party or any discovery by Borrower or any Subsidiary of any occurrence or condition with respect to any Material of Environmental Concern that is reasonably likely to involve remediation costs or liability greater than $500,000, unless such claim is insured or indemnified against, in which case notice is to be given only if the remediation costs or liability is reasonably likely to exceed $1,000,000.

Each notice pursuant to the foregoing paragraphs of this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

      8.9   Environmental Law.

            (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws (the "Remedial Work") and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith and with due diligence by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Borrower or the applicable Subsidiary, as the case may be.

            (c) If the Borrower or any of its Subsidiaries does not timely commence and diligently prosecute to completion the Remedial Work, and is not contesting the need to perform Remedial Work as provided in Section 8.9(b) above, the Administrative Agent may (but shall not be obligated to), upon 30 days prior written notice to the Borrower of its intention to do so, cause such Remedial Work to be performed. The Borrower shall pay or reimburse the Administrative Agent on demand for all expenses (including attorneys' fees and disbursements), reasonably relating to or incurred by the Administrative Agent in connection with monitoring, reviewing or performing any Remedial Work.

      8.10 Maintenance of Liens of the Security Documents. Promptly, upon the reasonable request of the Administrative Agent, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

      8.11  Pledge of After Acquired Property.

            (a) If at any time following the Closing Date the Borrower or any of its Subsidiaries (other than any Exempted Subsidiary) shall acquire at any time property of any nature whatsoever which is intended to be covered by the terms of the applicable Security Document and is not otherwise subject to the Lien created by each Security Document, as soon as possible and in no event later than 30 days after the relevant acquisition date and, to the extent permitted by applicable law or contract in existence on the date hereof, grant to the Administrative Agent for the ratable benefit of the Lenders a Lien on such property as collateral security for the Obligations (as defined in the Borrower Security Agreement) pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent. The Borrower, at its own expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument (including legal opinions, title insurance, consents and corporate documents) and take all such actions reasonably deemed by the Administrative Agent to be necessary or desirable to ensure the creation, priority and perfection of such Lien. The Borrower shall cause each Subsidiary of the Borrower created or acquired after the date hereof, immediately upon such creation or acquisition, to execute a Subsidiary Security Agreement and an instrument in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such Subsidiary shall become a party to the Subsidiaries' Guarantee as a guarantor thereunder, and the Borrower shall execute and deliver a Supplement to the Borrower Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, or shall cause the Subsidiary of the Borrower which holds the Capital Stock of such Subsidiary to execute and deliver a Subsidiary Pledge Agreement or a Supplement to the Subsidiary Pledge Agreement to which it is a party, providing for the pledge of 100% of the issued and outstanding Capital Stock of such Subsidiary owned by Borrower or its Subsidiary to the Administrative Agent for the benefit of the Lenders (65% in the case of a Foreign Subsidiary), and the Borrower shall deliver to the Administrative Agent the stock certificates evidencing such Capital Stock together with undated stock powers for each such certificate, duly executed in blank (or, in the case of a Foreign Subsidiary, take such other action as has the same substantive effect under applicable law).

            (b) Without limiting the foregoing, Borrower and the Subsidiary Guarantors agree to use their commercially reasonable efforts:

                  (i) to the extent that some or all Leasehold Encumbrances are not generally permitted pursuant to agreements creating each leasehold interest in the San Francisco Property, to obtain, any amendments, waivers, consents or approvals necessary to permit the Administrative Agent, for the ratable benefit of the Lenders, to obtain the most favorable Leasehold Encumbrances available under the circumstances (as determined upon consultation with the Administrative Agent) for such property.

                  (ii) to the extent that some or all Leasehold Encumbrances are not generally permitted pursuant to agreements creating each leasehold interest in the San Pedro Property, to obtain, any amendments, waivers, consents or approvals necessary to permit the Administrative Agent, for the ratable benefit of the Lenders, to obtain the most favorable Leasehold Encumbrances available under the circumstances (as determined upon consultation with the Administrative Agent) for such property.

                  (iii) to obtain any amendments, waivers, consents or approvals necessary to permit the Administrative Agent, for the ratable benefit of the Lenders, to obtain the most favorable Leasehold Encumbrances available under the circumstances (as determined upon consultation with the Administrative Agent) for the Ingleside Property.

                  (iv) to enter into, execute and deliver to the Administrative
            Agent, for the ratable benefit of the Lenders, the Leasehold Encumbrances and to cooperate and assist in the preparation, execution and filing of all financing statements, deeds of trust, mortgages and any other documents necessary or helpful for the perfection and maintenance of Administrative Agent's security interest under the Leasehold Encumbrances.

Any other provisions of this Agreement to the contrary notwithstanding, failure to obtain leases or Leasehold Encumbrances pursuant to subsection 8.11(b) shall not constitute a Default or Event of Default hereunder.

      8.12 Pledge During Event of Default. At any time after the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent, promptly deliver such security agreements, mortgages, pledges, guarantees and other security documents as the Administrative Agent may reasonably request to grant to the Administrative Agent for the ratable benefit of the Lenders, to the extent permitted by applicable law, a fully perfected first Lien on all right, title and interest of any Loan Party in any unencumbered property of any Loan Party of any nature whatsoever, as collateral security for the Obligations, pursuant to documentation reasonably satisfactory to the Administrative Agent and take all such actions (including obtaining releases of existing Liens) and deliver all such other documents (including legal opinions, title insurance, consents and corporate documents) as the Administrative Agent shall reasonably require to ensure the priority and perfection of such Lien.

      8.13 Collateral Account. In the event that the Borrower or any of its Subsidiaries (a) receives any insurance proceeds (other than the proceeds of business interruption or similar insurance or any proceeds required to pay any third party claim or any fees and expenses incurred in connection with a Casualty Loss or related claims) on account of Casualty Losses in excess of $2,000,000 in the aggregate in any fiscal year and there is no Event of Default (provided that such first $2,000,000 shall be used solely to repair or replace the asset subject to such Casualty Loss within six months after the date received or be deposited in the Collateral Account), (b) receives any insurance proceeds (other than the proceeds of business interruption or similar insurance or any proceeds required to pay any third party claim or any fees and expenses incurred in connection with a Casualty Loss or related claims) on account of Casualty Losses in excess of $1,000 and there is an Event of Default (provided that the Administrative Agent shall have the right to such amounts as provided in the Security Agreements) or (c) is required to deposit cash in a cash collateral account on account of the Letters of Credit as contemplated herein, all such proceeds and payments shall promptly be deposited in a bank account or accounts (the "Collateral Account") maintained by, and under the control of, the Administrative Agent all as provided in the Security Agreement. The amounts deposited into the Collateral Account pursuant to clause (a) shall be released to the Borrower upon receipt by the Administrative Agent of a certificate from the Borrower certifying that such amounts shall be used immediately upon receipt to repair or replace property subject to a Casualty Loss or used to pay any third party claims or any fees or expenses incurred in connection with a Casualty Loss or related claims against an insurer. Any Qualifying Insurance and Other Proceeds in the Collateral Account shall be applied in accordance with
Section 5.1(c).

      8.14 Interest Rate Protection. Within 90 days following the Closing Date, enter into and thereafter maintain at all times an Interest Rate Agreement or Agreements providing to the Borrower interest rate protection reasonably satisfactory to the Administrative Agent with respect to not less than 50% of the aggregate outstanding principal amount of the Term Loans, and having an expiry date from the Closing Date acceptable to the Administrative Agent, and the Borrower agrees and confirms that the Borrower Security Agreement grants to the Administrative Agent, for the benefit of the Lenders, a first priority perfected security interest in its rights under any such Interest Rate Agreements.

      SECTION 9.  NEGATIVE COVENANTS

      The Borrower hereby agrees that, from and after the Closing Date, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, any Loan remains outstanding and unpaid or any other amount is owing to any Lender, the Issuing Bank, the Swingline Bank or the Administrative Agent hereunder, unless the Required Lenders, and the Issuing Bank if any Letter of Credit is outstanding, shall have otherwise consented in writing the Borrower shall not, and (except with respect to subsection 9.1) shall not permit any of the Borrower's Subsidiaries to, directly or indirectly:

      9.1   Financial Condition Covenants.

            (a) EBITDA Maintenance. Permit EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ending on a date specified below to be less than the amount set forth opposite such period below:

                       Period Ending       Amount (in thousands)
                       -------------       ---------------------
                  March 31, 2000                   $30,000
                  June 30, 2000                     30,000
                  September 30, 2000                30,000
                  December 31, 2000                 30,000
                  March 31, 2001                    31,000
                  June 30, 2001                     32,000
                  September 30, 2001                32,500
                  December 31, 2001                 33,000
                  March 31, 2002                    34,000
                  June 30, 2002                     35,000
                  September 30, 2002                36,000
                  December 31, 2002                 37,000
                  March 31, 2003                    37,500
                  June 30, 2003                     38,500
                  September 20, 2003                39,500
                  December 31, 2003                 40,000
                  March 31, 2004                    40,000
                  June 30, 2004                     40,000
                  September 30, 2004                40,000
                  December 31, 2004                 40,000
                  March 31, 2005                    40,000
                  June 30, 2005                     40,000
                  September 30, 2005                40,000
                  December 31, 2005                 40,000
                  March 31, 2006                    40,000
                  June 30, 2006                     40,000
                  September 30, 2006                40,000

            (b) Net Debt Ratio. Permit the ratio of Net Debt of the Borrower and its consolidated Subsidiaries outstanding as of the last day of each fiscal quarter during any period set forth below to EBITDA of the Borrower and its consolidated Subsidiaries for the period of four consecutive fiscal quarters of the Borrower and its consolidated Subsidiaries ended on such date to exceed the ratio set forth opposite such period below:

                       Period Ending               Ratio
                       -------------               -----
                  March 31, 2000                   5.00x
                  June 30, 2000                    5.00x
                  September 30, 2000               5.00x
                  December 31, 2000                4.75x
                  March 31, 2001                   4.50x
                  June 30, 2001                    4.50x
                  September 30, 2001               4.25x
                  December 31, 2001                4.25x

                       Period Ending               Ratio
                       -------------               -----
                  March 31, 2002                   4.00x
                  June 30, 2002                    4.00x
                  September 30, 2002               3.75x
                  December 31, 2002                3.75x
                  March 31, 2003                   3.50x
                  June 30, 2003                    3.50x
                  September 30, 2003               3.25x
                  December 31, 2003                3.00x
                  March 31, 2004                   3.00x
                  June 30, 2004                    2.75x
                  September 30, 2004               2.75x
                  December 31, 2004                2.75x
                  March 31, 2005                   2.50x
                  June 30, 2005                    2.50x
                  September 30, 2005               2.25x
                  December 31, 2005                2.25x
                  March 31, 2006                   2.00x
                  June 30, 2006                    2.00x
                  September 30, 2006               2.00x

            (c) Interest Expense Ratio. Permit the ratio of EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ending on a date specified below of the Borrower and its consolidated Subsidiaries to Cash Interest Expense of the Borrower and its consolidated Subsidiaries for such period to be less than the ratio set forth opposite the applicable period below:

                       Period Ending               Ratio
                       -------------               -----
                  March 31, 2000                   1.75x
                  June 30, 2000                    1.75x
                  September 30, 2000               1.75x
                  December 31, 2000                1.75x
                  March 31, 2001                   2.00x
                  June 30, 2001                    2.00x
                  September 30, 2001               2.00x
                  December 31, 2001                2.00x
                  March 31, 2002                   2.25x
                  June 30, 2002                    2.25x
                  September 30, 2002               2.25x
                  December 31, 2002                2.25x
                  March 31, 2003                   2.50x
                  June 30, 2003                    2.50x
                  September 30, 2003               2.50x
                  December 31, 2003                2.50x

                       Period Ending               Ratio
                       -------------               -----
                  March 31, 2004                   3.00x
                  June 30, 2004                    3.00x
                  September 30, 2004               3.00x
                  December 31, 2004                3.00x
                  March 31, 2005                   3.50x
                  June 30, 2005                    3.50x
                  September 30, 2005               3.50x
                  December 31, 2005                3.50x
                  March 31, 2006                   3.50x
                  June 30, 2006                    3.50x
                  September 30, 2006               3.50x

      For purposes of this subsection 9.1(c), Cash Interest Expense for any four fiscal quarter period during which the Borrower or any of its Subsidiaries completes a Permitted Acquisition shall be calculated by giving pro forma effect to such Permitted Acquisition as of the first day of such four fiscal quarter period.

            (d) Fixed Charge Ratio. Permit the ratio of EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ending on the date specified below less the Capital Expenditures of the Borrower and its consolidated Subsidiaries for such period to Debt Service of the Borrower and its consolidated Subsidiaries for such period to be less than the ratio set forth opposite the applicable period below:

                       Period Ending               Ratio
                       -------------               -----
                  March 31, 2000                   1.00x
                  June 30, 2000                    1.00x
                  September 30, 2000               1.00x
                  December 31, 2000                1.00x
                  March 31, 2001                   1.00x
                  June 30, 2001                    1.00x
                  September 30, 2001               1.00x
                  December 31, 2001                1.25x
                  March 31, 2002                   1.25x
                  June 30, 2002                    1.25x
                  September 30, 2002               1.25x
                  December 31, 2002                1.25x
                  March 31, 2003                   1.25x
                  June 30, 2003                    1.25x
                  September 30, 2003               1.25x
                  December 31, 2003                1.25x
                  March 31, 2004                   1.25x
                  June 30, 2004                    1.25x
                  September 30, 2004               1.25x

                       Period Ending               Ratio
                       -------------               -----
                  December 31, 2004                1.25x
                  March 31, 2005                   1.00x
                  June 30, 2005                    0.75x
                  September 30, 2005               0.75x
                  December 31, 2005                0.50x
                  March 31, 2006                   0.50x
                  June 30, 2006                    0.50x
                  September 30, 2006               0.50x

      For purposes of this subsection 9.1(d), Debt Service for any four fiscal quarter period during which the Borrower and any of its Subsidiaries completes a Permitted Acquisition shall be calculated by giving pro forma effect to such Permitted Acquisition as of the first day of such four fiscal quarter period.

      9.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   Indebtedness of the Borrower under this Agreement;

            (b) Indebtedness (i) of the Borrower to any Subsidiary and (ii) of any wholly-owned Subsidiary of the Borrower to the Borrower or any other Subsidiary, provided that any such Indebtedness referred to in clause (i) of this subsection 9.2(b) or of any such wholly-owned Subsidiary to any other Subsidiary shall be expressly subordinated to the Loans and the Guarantees on terms and conditions reasonably satisfactory to the Administrative Agent.

            (c) Indebtedness of the Borrower and any of its wholly-owned Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, Financing Lease or otherwise, but excluding pursuant to operating leases) in an aggregate principal amount not exceeding as to the Borrower and its subsidiaries $2,500,000 at any time outstanding;

            (d)   Indebtedness under Interest Rate Agreements;

            (e) Indebtedness of a Person which becomes a wholly-owned Subsidiary or which is assumed in connection with the purchase of assets from any Person by the Borrower or any wholly-owned Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a wholly-owned Subsidiary or such assets were purchased as the case may be, and was not created in anticipation thereof, except that Indebtedness created to provide a portion of the consideration payable to such Person (commonly called "seller paper") which contains terms of subordination to the Loans and other obligations and liabilities of the Borrower to the Lenders and other terms and conditions satisfactory to the Administrative Agent and the Required Lenders shall be permitted and (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing;

            (f)   Indebtedness under the Claims Escrow Note;

            (g)   Indebtedness as listed on Schedule 6.23;

            (h)   Intentionally omitted.

            (i) Unsecured Indebtedness in an aggregate amount of up to $2,500,000 outstanding at any time;

            (j) Indebtedness payable to employees or former employees of Loan Parties in connection with the purchase of Capital Stock of the Borrower from such employees or former employees of any of the Loan Parties in an aggregate amount not to exceed $6,000,000;

            (k) Indebtedness represented by surety and performance bonds given in the ordinary course of business;

            (l) Indebtedness up to the amount of, and secured only by, the cash surrender value of the COLIs; and

            (m) Letters of credit secured by one or more Letters of Credit issued hereunder in an aggregate amount not to exceed $1,000,000.

            (n) Indebtedness incurred from the extension or refinancing of Indebtedness provided for in clauses (a) through (m) of this subsection; provided that no Indebtedness incurred pursuant to this clause shall have
      (A) a maturity date prior to the maturity date of the Indebtedness being refinanced, (B) an interest rate which exceeds the then-prevailing market rates for debt having characteristics similar to the Indebtedness being refinanced or (C) a principal amount which exceeds the Indebtedness being refinanced;

      9.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (collectively, the "Permitted Liens"):

            (a) Lien for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with generally accepted accounting principles;

            (b) Carriers', warehousemen's, mechanics', materialmen's, repairmen's, lessors', landlords' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (c) pledge or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, liens on progress payments and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

            (f) Liens securing Indebtedness of the Borrower and its wholly-owned Subsidiaries permitted by subsection 9.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% the original purchase price of such property;

            (g) Liens granted to Lenders and securing Indebtedness permitted by subsection 9.2(d);

            (h) Liens on the property or assets of a corporation which becomes a wholly-owned Subsidiary or on assets purchased from any Person after the date hereof securing Indebtedness permitted by subsection 9.2(e), provided that (i) such Liens existed at the time such corporation became a wholly-owned Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not granted to cover any property or assets of such corporation after the time such corporation becomes a wholly-owned Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

            (i) Liens securing Indebtedness permitted by subsection 9.2(n) to the extent that such Liens are levied on assets that were permitted to be subject to Liens securing the prior Indebtedness extended or refinanced pursuant to subsection 9.2(n);

            (j)   Liens created pursuant to the Security Documents;

            (k) any Lien arising by operation of law pursuant to Section 107(1) of CERCLA or pursuant to analogous state law, for costs or damages (i) which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or (ii) which are being contested in good faith by appropriate proceedings or (iii) which are on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such costs or damages is such property, provided, in any case, that the liability of the Borrower (or the Subsidiary of the Borrower that directly owns or operates the affected property) with respect to the matter giving rise to such Lien shall not, in the reasonable estimate of the Administrative Agent (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $1,000,000 for all such Liens;

            (l)   Liens listed on Schedule 6.8;

            (m) Liens on cash surrender value of the COLIs in favor of the lenders of the Indebtedness described in subsection 9.2(1) hereof; and

            (n) Liens securing Indebtedness permitted by subsections 9.2(g) and 9.2(m).

      9.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) the Guarantees, including any Guarantee Obligations arising under any rights of contribution thereunder; and

            (b) guarantees made in the ordinary course of its business by the Borrower of Indebtedness or liabilities of any wholly-owned Subsidiary.

      9.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

            (a) any wholly-owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Borrower;

            (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly-owned Subsidiary of the Borrower that is a Guarantor;

            (c) until the Tranche B Maturity Date, the Borrower may purchase or acquire (by merger or otherwise) without the consent of the Administrative Agent or Lenders assets or properties which do not exceed an aggregate purchase price of $30,000,000, if each of the following conditions are satisfied: (i) such acquisitions are of assets or properties which are in the same line of business or logical extensions thereof in which the Borrower and its Subsidiaries are engaged on the date of this Agreement,
      (ii) such acquisitions are of assets or properties, which, on a Pro Forma Basis after giving effect to such acquisition, would not have caused the Borrower to be in violation of any of the covenants or agreements in this Agreement as of the date of such acquisition provided that in the case of covenants or agreements which must be met as of a specified period or date either (A) as of the latest relevant period or date prior to the date of such acquisition, if at least one such period or date shall have passed on the date of such acquisition, or (B) as of the first relevant period or date after the date of such acquisition, if no such period of date shall have passed on the date of such acquisition, (iii) such acquisitions are of assets or properties which cause the EBITDA of the Borrower on a Pro Forma Basis after giving effect to such acquisition for the twelve (12) month period prior to such acquisition to exceed EBITDA of the Borrower for the twelve
      (12) month period prior to such acquisition without giving effect to such acquisition, and (iv) up to $10,000,000 of net proceeds of any investment by any of the Equity Investors may be used to finance a portion of the aggregate purchase price, but no more than $20,000,000 of such aggregate purchase price may be funded by any Revolving Credit Loan (for purposes of clauses (ii) and (iii) of this subsection (c), "Pro Forma Basis" shall be defined as giving effect to the relevant acquisition, adjusted for any synergies, economies of scale and other similar benefits which may accrue to the Borrower or its Subsidiaries as a result of such acquisition, all as determined by the Administrative Agent); and

            (d) the sale of each of the Exempted Subsidiaries or all or substantially all of their respective assets.

      9.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly-owned Subsidiary that is a Guarantor, except:

            (a) the sale of inventory, scrap and excess materials in the ordinary course of business;

            (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (c)   as permitted by subsection 9.5(b);

            (d) sales of equipment and other property, including leasehold interests, in the ordinary course of business in an amount not exceeding $1,000,000 of aggregate fair market value in any fiscal year, commencing January 1, 2000;

            (e) the sale, transfer or other disposition of any asset in the ordinary course of business which is obsolete for its intended use;

            (f) the sale of any equipment for consideration not less than the fair market value thereof at such time if not less than 80% of the purchase price is paid in cash and such cash proceeds are applied to the Revolving Credit Loans, or, in accordance with Section 5.1(c), to the Term Loans;

            (g)   the Indebtedness described in subsection 9.2(1) hereof;

            (h) the sale of each of the Exempted Subsidiaries or all or substantially all of their respective assets; and

            (i)   the sale of the passenger vessel known as the Sequoia.

      9.7 Restricted Payments. Except for the Special Distribution and Bonus, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower and other than dividends payable by any Subsidiary to the Borrower, directly or indirectly) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except purchases of Capital Stock of the Borrower from employees or former employees of any of the Loan Parties in an amount not to exceed $6,000,000 in the aggregate.

      9.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures (other than Capital Expenditures of the Borrower or any of its Subsidiaries attributable to the consummation of a Permitted Acquisition in excess of, in the aggregate for the Borrower and its consolidated Subsidiaries, an amount equal to $12,000,000 for the fiscal year ending December 31, 2000, and $6,000,000 for each subsequent fiscal year, provided that up to 100% of any such amount, if not so expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next fiscal year.

      9.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (collectively, "Investments"), except:

            (a) extensions of trade credit and. accounts receivable and advances to employees for business expenses generated in the ordinary course of business;

            (b)   Investments in Cash Equivalents;

            (c) Investments by the Borrower in its wholly-owned Subsidiaries other than any Exempted Subsidiary, and Investments by such Subsidiaries in the Borrower and in other wholly-owned Subsidiaries other than any Exempted Subsidiary; provided, however, that the Borrower or any of its Subsidiaries may make Investments in Capital Air Services, Inc. not to exceed an aggregate of $2,000,000 per year (such amount to be reduced by any cash payments received pursuant to allocations made in accordance with
      Section 9.11(ii)) to the extent required to fund its ordinary course operations;

            (d) acquisitions of promissory notes and shares of Capital Stock in consideration for Asset Sales;

            (e) loans to employees for up to $2,000,000, for the purpose of acquiring stock of the Borrower;

            (f) securities acquired in lieu of payment from a customer or supplier and securities acquired in a transaction permitted by subsection 9.6(f);

            (g)   Permitted Acquisitions; and

            (h)   Capital Expenditures permitted under Section 9.8.

      9.10 Limitation on Optional Payments and Modifications of Debt Instruments and Capital Stock. (a) Make any optional payment or prepayment or any purchase or redemption of any Indebtedness for borrowed money (other than the Loans) or
(b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness for borrowed money (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or (c) amend the Certificate of Incorporation or by-laws or equivalent documents of the Borrower or any of its Subsidiaries if said amendment affects any of Lender's rights under this Agreement.

      9.11 Limitation on Transactions with Affiliates. Except as set forth in
Schedule 9.11, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate, provided that the foregoing restriction shall not apply to (i) the indemnification of directors of the Borrower and its Subsidiaries in accordance with customary practice and (ii) reasonable allocations of general and administrative expense in the ordinary course of business, including without limitation, up to $2,000,000 per year for the expenses of operating an aircraft leased by Capital Air Services, Inc.

      9.12 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement after the Closing Date, other than (a) this Agreement, (b) operating leases with respect to any leased asset, (c) purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or of any of the Subsidiaries to declare or pay dividends or to make loans or other advances to the Borrower, directly or indirectly.

      9.13 Limitation on Lines of Business. Enter into any business either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries and the Exempted Subsidiaries are engaged on the date of, or which are logical extensions thereof.

      9.14 Limitation on Issuance of Capital Stock by Subsidiaries. Permit any direct or indirect Subsidiary (other than an Exempted Subsidiary) of the Borrower to issue or grant any Capital Stock of such Subsidiary to any Person, other than the Borrower or a wholly-owned Subsidiary of the Borrower.

      9.15 Limitation on Transfers to Exempted Subsidiaries. Make any contribution or loan of any money or property to, or enter into any sale, lease or similar transaction with, or otherwise transfer or cause to be transferred any asset of Borrower or its Subsidiaries (other than an

Exempted Subsidiary) to any Exempted Subsidiary, or permit any Subsidiary (other than an Exempted Subsidiary) to do any of the foregoing.

      SECTION 10. EVENTS OF DEFAULT

      If any of the following events shall occur and be continuing ("Event of Default"):

            (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail (i) to reimburse any drawing on any Letter of Credit when due in accordance with the terms hereof or (ii) to provide any or all of the cash collateral required to be deposited with the Issuing Bank pursuant to a Letter of Credit Request strictly in accordance with the terms thereof; or the Borrower shall fail to pay any interest on any Loan, or any fee or other amount payable hereunder, within five Business Days after any such interest, fees or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; or
            (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 9, Section 5 of each of the Stock Pledge Agreements or Sections 4.1 and 4.5 of each of the Security Agreements; or

            (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
      (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; or

            (e) Any Loan Party shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $6,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (including, without limitation, any mandatory prepayment event) shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due (whether by acceleration, mandatory prepayment or otherwise) prior to its stated maturity, in each case, if the aggregate amount of such Indebtedness in respect of which such default or defaults shall have occurred is at least $6,000,000; or

            (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (to the extent not paid or covered by insurance or indemnification by the Claims Escrow or a financial responsible party which has acknowledged its liability therefor) of $6,000,000 or more, and all such judgments or


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      decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (i) (i) Except in connection with an Asset Sale permitted under subsection 9.6, any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except as expressly provided by such Security Document or in connection with the priority of Liens (obtained by persons other than the Administrative Agent) on the COLIs as security for the Indebtedness described in Section 9.2(l)); or

            (j) Any Subsidiary Guarantee shall cease, for any reason (except as expressly provided in such Subsidiary Guarantee), to be in full force and effect or any Subsidiary Guarantor shall so assert; or

            (k) A Change of Control shall have occurred;

then, and in any such event and at any time thereafter during the continuation of such an Event of Default, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

      In addition, upon demand by the Issuing Bank, the Administrative Agent or the Required Revolving Credit Lenders after the occurrence of any Event of Default, the Borrower shall deposit with the Administrative Agent for the benefit of the Revolving Credit Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Administrative Agent for the benefit of the Issuing Bank and the Revolving Credit Lenders as security for, and to provide for the payment of, the Letter of Credit Outstanding.

      SECTION 11.  THE ADMINISTRATIVE AGENT

      11.1 Appointment. Each Lender hereby irrevocably designates and appoints Credit Lyonnais New York Branch as the Administrative Agent of such Lender under this Agreement


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and the other Loan Documents, and each such Lender irrevocably authorizes Credit
Lyonnais New York Branch, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

      11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through administrative agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any administrative agents or attorneys-in-fact selected by it with reasonable care.

      11.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, administrative agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

      11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall treat the payee of any Note as the owner thereof for all purposes unless the assignment or transfer shall have been recorded in the Register. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this


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Agreement and the other Loan Documents in accordance with a request of the
Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

      11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      11.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender confirms to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also confirms that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      11.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind


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whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

      11.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      11.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' written notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall, with the consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor Administrative Agent for the Lenders, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

      SECTION 12.       MISCELLANEOUS

      12.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, with the consent of the Administrative Agent or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may


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be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of subsection 2.2, 2.3, 2.4, 3.3, 3.5 or 12.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral in each case without the written consent of all the Lenders, the Issuing Bank and the Swingline Bank, (iii) amend, modify or waive any provision of Section 2 or the order of application of prepayments in subsection 5.1 without the written consent of the Required Tranche A Lenders or reduce the percentage in the definition of Required Tranche A Lenders without the consent of all the Tranche
A Lenders, (iv) amend, modify or waive any provision of Section 2 or the order of application of prepayments in subsection 5.1 without the written consent of the Required Tranche B Lenders or reduce the percentage in the definition of Required Tranche B Lenders without the consent of all the Tranche B Lenders, (v) amend, modify or waive any provision of Section 3 or the order of application of prepayments in subsection 5.1 without the prior written consent of the Required Revolving Credit Lenders or reduce the percentage in the definition of Required Revolving Credit Lenders without the consent of all the Revolving Credit
Lenders, (vi) amend, modify or waive any provision of subsection 3.4 without the prior written consent of the Swingline Bank, (vii) amend, modify or waive any provision of Section 4 without the prior written consent of both the Issuing
Bank and the Required Revolving Credit Lenders or (viii) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative Agent (provided that the rights of any prior Administrative Agent or Administrative Agents shall not be adversely affected thereby) and provided further that the Administrative Agent may waive compliance with, or extend time deadlines under, the provisions of subsection 8.11(b). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and the Issuing Bank, and shall be binding upon the Borrower, the Lenders, the Issuing Bank and the Administrative Agent. In the case of any waiver, the Borrower, the Lenders, the Issuing Bank and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. For purposes of subsection 12.1, in the event that any Lender refuses to accept the amendment or waiver entered into between the Administrative Agent and the Borrower, the Borrower shall have the right, upon notice to such Lender (with a copy to the Administrative Agent), to either (i) require such Lender to assign to one or more assignees specified by the Borrower, and acceptable to the Administrative Agent, who are willing to so purchase from such Lender all (but not less than all) of such Lender's rights and obligations under this Agreement provided that such assignee or assignees shall pay to such Lender, in consideration for such assignment, an amount equal to all principal, interest, fees and other amounts owing to such Lender as of the date of such assignment or (ii) upon the approval of the Required Lenders, prepay the principal amount of the Loans held by such Lender plus all


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interest, fees, and other amounts owing to such Lender as of the date of such prepayment, with the Commitments of all of the Lenders reduced pro rata by the amount of the Commitment of such Lender.

      12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy); and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:               United States Marine Repair, Inc.

                                     The Carlyle Group
                                     1001 Pennsylvania Avenue, N.W.
                                     Washington, DC 20004-2505
                                     Attention: Raymond A. Whiteman
                                     Telecopy: (202) 347-1818
                                     Telephone: (202) 626-1266

                                     Jenner & Block
                                     One IBM Plaza
                                     Chicago, IL 60611
                                     Attention: Maryann Waryjas
                                     Telecopy: (312) 840-7228
                                     Telephone: (312) 923-2828

         The Administrative Agent:   Credit Lyonnais New York Branch
                                     1301 Avenue of the Americas
                                     New York, New York 10019
                                     Attention: Leveraged Finance (Mark Koneval)
                                     Telecopy: (212) 459-3176
                                     Telephone: (212) 261-7867

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 3.2, 3.4, 3.6, 4.1, 5.1, 5.2 or 5.7 shall not be effective until received.

      12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


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      12.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

      12.5 Payment of Expenses and Taxes. The Borrower agrees, irrespective of whether or not any of the transactions contemplated hereby are consummated, (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement, modification or waiver to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of Sullivan & Cromwell, special counsel to the Administrative Agent, as well as local and foreign counsel to the Administrative Agent; (b) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the administration of the documentation of Loans; (c) to pay or reimburse each Lender, the Issuing Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to each Lender; (d) to pay, indemnify, and hold each Lender, the Issuing Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary stamp, excise and other taxes, if any, which may be payable or determined to be payable by reason of the execution and delivery of this Agreement and the other Loan Documents and any such other documents, or any amendment, supplement or modification of, or any waiver or consent under or in respect thereof; and (e) to indemnify, and hold each Lender, the Issuing Bank, the Swingline Bank and the Administrative Agent and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") harmless from and against any and all liabilities, obligations, losses (other than lost profits resulting from lower reinvestment yields upon payment of any of the Loans prior to their respective stated maturities except as otherwise provided in Section 5.11 hereof), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and other charges) with respect to the execution, delivery, performance (including the actual and proposed use of proceeds hereunder) and consummation of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to, or arising out of (i) the preparation for a defense of, or participation in, any investigation, litigation, proceeding or other action related to or arising out of the Loan Documents or any other such documents, the Recapitalization (whether or not such Indemnified Party is a party to such proceeding or other action and whether any such investigation, litigation or proceeding or other action is brought by the Borrower, its stockholders or creditors or by any other Person), or (ii) the violation of, noncompliance with or liability under, any Environmental Law applicable to the Borrower, any of its Subsidiaries or any of the Mortgaged Properties (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to an Indemnified Party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Party (as determined in a final non-appealable judgment by a court of competent jurisdiction). The agreement in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.


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      12.6  Successors and Assigns; Participations and Assignments.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and the Issuing Bank.

            (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties for the performance thereof, including the right to approve any modification, amendment or waiver of any provision of this Agreement, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents provided that, such Participant may be granted the right to approve any modification, amendment or waiver of this Agreement described in clauses
      (i) through (vi) of Section 12.1. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 5.9, 5.10 and
      5.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that the Borrower shall have the rights under Section 5.13 with respect to such Participants.

            (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent, the Issuing Bank, the Swingline Lender and the Borrower (which consents shall not be unreasonably withheld), to another Person (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit O, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for, its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional Assignee, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the unused Commitments remaining with the assigning Lender must each be not less than $5,000,000, provided further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 10(f)(i)-(iii) has occurred and is continuing. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and


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
      Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of paragraph (e) of this subsection, unless requested by the Assignee and/or the assigning Lender, Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 10(f)(i)-(iii) shall have occurred and be continuing.

            (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) together with payment by the Assignee or the assigning Lender to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

            (f) Subject to the provisions of subsection 12.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower, its wholly-owned Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower, its wholly-owned Subsidiaries and its Affiliates prior to becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignment of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment shall release a Lender from any of its obligations hereunder.

      12.7  Adjustments; Set-off.

            (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
      Section 10(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the Benefitted Lender is required to pay interest thereon, in which case each Lender returning funds to the Benefitted Lender shall pay its pro rata share of such interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      12.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

      12.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12.10 Integration. This Agreement and the other Loan Documents together with the Fee Letter represent the agreement of the Borrower and the Subsidiaries, the Administrative Agent, the Issuing Bank and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties of any party hereto relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents or in such Fee Letter. Any previous agreement with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.

      12.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

      12.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

      12.13 Acknowledgments. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor the Issuing Bank nor the Swingline Bank nor any Lender has any fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, Issuing Bank, Swingline Bank and Lenders, on the one hand, and it, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders (including the Issuing Bank and the Swingline
      Bank) or among it and the Lenders (including the Issuing Bank and the Swingline Bank).

      12.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE SWINGLINE BANK AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      12.15 Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

      12.16 Confidentiality. The Lenders shall hold in confidence all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such in writing by the Borrower, provided that any Lender may make disclosure (i) reasonably required by any Transferee or prospective Transferee pursuant to subsection 12.6 (subject to the execution by such Transferee or prospective Transferee of a confidentiality letter of the same scope as this subsection 12.16) or (ii) as required or requested by any governmental agency or representative thereof or required by law, rule or regulation or (iii) pursuant to legal process or (iv) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 12.16); provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

               [Balance of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  UNITED STATES MARINE REPAIR INC.


                                  By: /s/ B. Edward Ewing
                                      -----------------------------------------
                                      Name:  B. Edward Ewing
                                      Title: Chief Executive Officer

                                  NORFOLK SHIPBUILDING AND DRYDOCK CORPORATION


                                  By: /s/ Alexander J. Krekich
                                      -----------------------------------------
                                      Name:  Alexander J. Krekich
                                      Title: President


                                  SOUTHWEST MARINE, INC.

                                  By: /s/ B. Edward Ewing
                                      -----------------------------------------
                                      Name:  B. Edward Ewing
                                      Title: Chief Executive Officer


                                  SAN FRANCISCO DRYDOCK, INC.

                                  By: /s/ B. Edward Ewing
                                      -----------------------------------------
                                      Name:  B. Edward Ewing
                                      Title: Chief Executive Officer


                                  CREDIT LYONNAIS NEW YORK BRANCH,
                                  as Administrative Agent, Issuing Bank and
                                  Swingline Bank

                                  By: /s/ Mark Koneval
                                      -----------------------------------------
                                      Name: Mark Koneval
                                     Title: Vice President

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By: /s/ Mark Koneval
                                      -----------------------------------------
                                       Name:  Mark Koneval
                                       Title: Vice President

                                   CITICORP USA, INC.


                                   By: /s/ David J. Wirdnam
                                      -----------------------------------------
                                       Name:  David J. Wirdnam
                                       Title: Attorney in fact

                                   LEHMAN COMMERCIAL PAPER INC.,
                                   as Documentation Agent


                                   By: /s/ Michele Swanson
                                      -----------------------------------------
                                       Name:  Michele Swanson
                                       Title: Authorized Signatory

                                   THE BANK OF NOVA SCOTIA


                                   By: /s/ John Quick
                                      -----------------------------------------
                                       Name:  John Quick
                                       Title: Managing Director

                                   UNION BANK OF CALIFORNIA, N.A.


                                   By: /s/ Michael A. Ross
                                      -----------------------------------------
                                       Name:  Michael A. Ross
                                       Title: Vice President

                                   BANKBOSTON, N.A.


                                   By: /s/ Peter M. Benham
                                      -----------------------------------------
                                       Name:  Peter M. Benham
                                       Title: Vice President

                                   COMERICA BANK


                                   By: /s/ Dan M. Roman
                                      -----------------------------------------
                                       Name:  Dan M. Roman
                                       Title: Vice President

                                   DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                     BRANCH


                                   By: /s/ Steven S. Kerr
                                      -----------------------------------------
                                       Name:  Steven S. Kerr
                                       Title: Assistant Vice President



                                   By: /s/ Irv Roa
                                      -----------------------------------------
                                       Name:  Irv Roa
                                       Title: Assistant Vice President

                                   FIRST UNION NATIONAL BANK


                                   By: /s/ Richard D. Donato
                                      -----------------------------------------
                                       Name:  Richard D. Donato
                                       Title: Vice President

                                   KZH STERLING LLC


                                   By: /s/ Peter Chin
                                      -----------------------------------------
                                       Name:  Peter Chin
                                       Title: Authorized Agent

                                   GALAXY CLO 1999-1, LTD.SAI INVESTMENT
                                   ADVISER, INC. its Collateral Manager


                                   By: /s/ Steve Staver
                                      -----------------------------------------
                                       Name:  Steve Staver
                                       Title: Authorized Agent

                                   KZH SOLEIL-2 LLC


                                   By: /s/ Peter Chin
                                      -----------------------------------------
                                       Name:  Peter Chin
                                       Title: Authorized Agent